{N0118338 4 } As filed with the Securities and Exchange Commission on August 10, 2016 Registration No. 333-212380 UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________________________________________________________________ Pre-effective Amendment No. 1 to FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 __________________________________________________________________________________________ DLH HOLDINGS CORP. (Exact name of Registrant as specified in its charter) New Jersey 22-1899798 (State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.) __________________________________________________________________________________________ 3565 Piedmont Road, NE Building 3, Suite 700 Atlanta, Georgia 30305 (866) 952-1647 (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices) ____________________________________________________________________________________________________________________ Kathryn M. JohnBull Chief Financial Officer 3565 Piedmont Road, NE Building 3, Suite 700 Atlanta, Georgia 30305 (866) 952-1647 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service) __________________________________________________________________________________________ Copies to: Victor J. DiGioia, Esq. Michael A. Goldstein, Esq. Becker & Poliakoff LLP 45 Broadway, 8th Floor New York, New York 10006 (212) 599-3322 Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

| | | | |
|---|---|---|---|
| Large accelerated filer ☐ | | Accelerated filer | ☐ |
| Non-accelerated filer ☐ | (Do not check if a smaller reporting company) | Smaller reporting company | ☒ |

## CALCULATION OF REGISTRATION FEE

| Title of Each Class of Securities to be Registered (1) | Amount to be Registered | Proposed Maximum Offering Price per Share | Proposed Maximum Aggregate Offering Price | Amount of Registration Fee |
|---|---|---|---|---|
| Common Stock, par value $0.001per share | 710,455 | $3.73 | $2,650,000 (2) | $ 266.85 (4)* |
| Subscription Rights to purchase Common Stock | (3) | N/A | N/A | $ 0 (5) |

(1) This registration statement relates to (a) the subscription rights to purchase our common stock, par value $0.001 per share and (b) shares of our common stock deliverable upon the exercise of the subscription rights.
(2) Represents the gross proceeds from the sale of shares of our common stock assuming the exercise of all subscription rights to be distributed and additional over-subscriptions up to the maximum amount contemplated in this registration statement.
(3) Evidencing the rights to subscribe for 710,455 shares of common stock, par value $0.001 per share.
(4) Registration fee calculated pursuant to Rule 457(o).
(5) The rights are being issued for no consideration. Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, no separate registration fee is payable.

* Registration fee previously paid.

**The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.**

{N0118338 4 }

ii

{N0118338 4 } iii The information in this prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. SUBJECT TO COMPLETION, DATED AUGUST 10, 2016 PROSPECTUS DLH HOLDINGS CORP. Up to 710,455 Shares of Common Stock Issuable Upon Exercise of Rights to Subscribe for Such Shares at $3.73 per Share We are distributing, at no charge, to holders of our common stock non-transferable subscription rights to purchase up to 710,455 shares of our common stock. We refer to this offering as the “rights offering.” In this rights offering, you will receive one subscription right for every share of common stock owned at 5:00 p.m., New York time, on August 19, 2016, the record date. If all of the rights are exercised, the total purchase price of the shares purchased in the rights offering would be approximately $2,650,000. Each subscription right will entitle you to purchase 0.06827 shares of our common stock at a subscription price of $3.73 per whole share, which we refer to as the “basic subscription privilege.” You will need to exercise 14.64 subscription rights to purchase one whole share of our common stock at the subscription price of $3.73 per whole share. The per share subscription price was determined by our board of directors. We will not issue fractional shares of common stock in the rights offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number a holder would otherwise be entitled to purchase. Shares of our common stock are traded on the NASDAQ Capital Market (“Nasdaq”) under the symbol “DLHC.” On August 9, 2016, the trading day prior to the filing of the registration statement of which this prospectus forms a part, the closing sales price for our common stock was $5.00 per share. We anticipate that the shares of common stock issued in the rights offering will also be listed on Nasdaq under the same symbol. We urge you to obtain a current market price for the shares of our common stock before making any determination with respect to the exercise of your rights. If you fully exercise your basic subscription privilege and other stockholders do not fully exercise their basic subscription privileges, you will be entitled to exercise an “over-subscription privilege” to purchase a portion of the unsubscribed shares of our common stock at the same subscription price of $3.73 per share, subject to proration and subject, further, to reduction by us under certain circumstances. To the extent you properly exercise your over-subscription privilege for an amount of shares that exceeds the number of the unsubscribed shares and, if applicable, over-allotment shares available to you, any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable. On May 2, 2016, we entered into a note purchase agreement with funds affiliated with Wynnefield Capital, Inc., which is our largest shareholder (collectively referred to throughout this prospectus as Wynnefield Capital), pursuant to which we received $2.5 million in additional financing through the sale of subordinated notes to the Wynnefield Capital entities. Wynnefield Capital owns approximately 42% of our outstanding shares of common stock on the record date (excluding warrants held by Wynnefield Capital). Under the note purchase agreement, we agreed to commence a rights offering for at least $2.5 million, the proceeds of which will be used to retire the subordinated notes held by Wynnefield Capital. Further, in the note purchase agreement, we agreed with Wynnefield Capital that although the exercise price of the subscription rights to be distributed to shareholders in the rights offering will be fixed at the time of the offering and will be subject to market conditions, that the exercise price will not exceed $3.73 without its consent. We have negotiated with Wynnefield Capital the principle terms of a standby purchase agreement pursuant to which Wynnefield Capital (or one or more affiliated assignees) will agree to purchase shares of common stock not otherwise purchased by shareholders in the rights offering pursuant to their basic subscription right and over-subscription privilege, up to a maximum amount of $2.5 million (or 670,241 shares). The standby purchase agreement will provide that the standby purchaser will purchase such shares from us at the same subscription price and upon the same terms as all our other shareholders. We intend to execute the standby purchase agreement with Wynnefield Capital at the time of effectiveness of the registration statement of which this prospectus forms a part and upon the satisfaction of other usual and customary closing conditions. We are not paying Wynnefield Capital any commitment or underwriting fee, or other discount in connection with the rights offering and Wynnefield Capital is not providing any services to us in connection with the rights offering. Pursuant to the standby purchase agreement, we agreed to reimburse Wynnefield Capital for its expenses related to the standby agreement for its legal and due diligence efforts related to the rights offering. To the extent that Wynnefield Capital makes purchases under the standby agreement, the purchase price for exercising the subscription rights will be paid by offsetting against and reducing the principal amount of the subordinated notes held by Wynnefield Capital.

We have also negotiated in principle a registration rights agreement with Wynnefield Capital whereby we have agreed, at our cost and expense, to register for resale under the Securities Act of 1933, as amended (the "Securities Act"), all of the shares of common stock purchased by Wynnefield Capital in the rights offering and which may be acquired upon exercise of the warrants issue to Wynnefield Capital pursuant the note purchase agreement. We will agree to file a registration statement with the SEC within 90 days of closing of the rights offering.

The subscription rights will expire and will be void and worthless if they are not exercised by 5:00 p.m., New York time, on                    , 2016, unless we extend the rights offering period. However, our board of directors reserves the right to cancel the rights offering at any time, for any reason. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly.

You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering. All exercises of subscription rights are irrevocable. Our board of directors is making no recommendation regarding your exercise of the subscription rights. The subscription rights may not be sold, transferred or assigned and will not be listed for trading on the NASDAQ Capital Market or any other stock exchange or market. This is not an underwritten offering. The shares of common stock are being offered directly by us without the services of an underwriter or selling agent. As a result of the terms of this rights offering, stockholders who do not fully exercise their rights will own, upon completion of this rights offering, a smaller proportional interest in us than otherwise would be the case had they fully exercised their rights. See "Risk Factors—When the rights offering is completed, your ownership interest will be diluted if you do not exercise your subscription rights" in this prospectus for more information.

As of July 31, 2016, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $28,432,454, which was calculated based on 5,077,224 shares of outstanding common stock held by non-affiliates and a price per share of $5.60, the closing price of our common stock on July 20, 2016. In no event will we sell our securities under General Instruction I.B.6. of Form S-3 in a public primary offering with a value exceeding more than one-third of our market value held by non-affiliates in any 12-month period so long as our market value remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

**Exercising the rights and investing in our common stock involves a high degree of risk. We urge you to carefully read the section entitled "Risk Factors" beginning on page 14 of this prospectus, the sections entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2015 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and all other information included or incorporated by reference in this prospectus in its entirety before you decide whether to exercise your rights.**

| | Per Share | Aggregate |
|---|---|---|
| Subscription Price ………………………………………………….. | $3.73 | $ 2,650,000 (1) |
| Estimated Expenses………………………………………………… | $0.21 | $ 150,000 |
| Net Proceeds to Us………………………………………………….. | $3.52 | $ 2,500,000 |

{N0118338 4 }

iv

{N0118338 4 } v (1) Assumes the rights offering is fully subscribed. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The date of this prospectus is , 2016

{N0118338 4 } vi TABLE OF CONTENTS Questions and Answers Relating to the Rights Offering 1 Prospectus Summary 9 Risk Factors 14 Cautionary Note Regarding Forward-Looking Statements 26 Use of Proceeds 27 Capitalization 28 The Rights Offering 29 Material U.S. Federal Income Tax Consequences 40 Market Price of Common Stock and Dividend Policy 43 Description of Capital Stock 44 Plan of Distribution 46 Legal Matters 46 Experts 47 Where You Can Find More Information 47 Incorporation of Certain Documents by Reference 47 ABOUT THIS PROSPECTUS Unless otherwise stated or the context otherwise requires, the terms “we,” “us,” “our,” “DLH” and the “Company” refer to DLH Holdings Corp. and its subsidiaries. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus or any exercise of the rights. Our business, financial condition, results of operations, and prospects may have changed since that date. No assurance can be given that the actual future results will not differ materially from the forward-looking statements that we make for a number of reasons including those described above and in the “Risk Factors” section of this prospectus beginning on page 14, in our Annual Report on Form 10-K for the year ended September 30, 2015, and in any future filings we may make that may be incorporated by reference herein. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

{N0118338 4 } QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information from this prospectus and the documents incorporated by reference herein. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, our common stock, and our business. Exercising the rights and investing in our common stock involves a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 14 of this prospectus, and all other information included or incorporated herein by reference in this prospectus in its entirety before you decide whether to exercise your rights. What is a rights offering? A rights offering is a distribution of subscription rights on a pro rata basis to all stockholders of a company. We are distributing to holders of our common stock as of 5:00 p.m., New York time, on August 19, 2016, the “record date,” at no charge, subscription rights to purchase shares of our common stock. You will receive one subscription right for every share of our common stock you owned as of 5:00 p.m., New York time, on the record date. The subscription rights will be evidenced by rights certificates. What is a right? Each subscription right gives our stockholders the opportunity to purchase 0.06827 shares of our common stock for $3.73 per whole share and carries with it a basic subscription privilege and an over-subscription privilege, as described below. You will need to exercise 14.64 subscription rights to purchase one whole share of our common stock at the subscription price of $3.73 per whole share. We determined the ratio of rights required to purchase one share by dividing $2,650,000 by the subscription price of $3.73 to determine the number of shares to be issued in the rights offering and then dividing that number of shares by the number of shares outstanding on the record date. How many shares may I purchase if I exercise my rights? Each right entitles you to purchase 0.06827 shares of our common stock for $3.73per whole share. We will not issue fractional shares of common stock in the rights offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number a holder would otherwise be entitled to purchase. Accordingly, you will need to exercise 14.64 subscription rights to purchase one whole share of our common stock at the subscription price of $3.73 per whole share. For example, if you owned 100 shares of our common stock on the record date, you would be granted 100 subscription rights and you would have the right to purchase six (6) shares of our common stock (6.8 rounded down to the nearest whole number) for $3.73 per share (or a total payment of $22.38). You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you hold your shares in street name through a broker, bank, or other nominee who uses the services of the Depository Trust Company, or “DTC,” then DTC will issue one subscription right to your nominee for every share of our common stock you own at the record date. The basic subscription right can then be used to purchase 0.06827 shares of common stock for $3.73 per share. As in the example above, if you owned 100 shares of our common stock on the record date, you have the right to purchase six (6) shares of common stock for $3.73 per share. For more information, see “What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, dealer, custodian bank or other nominees?” in this section. Will fractional subscription shares be issued? No. We will not issue fractional shares of common stock in the rights offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number a holder would otherwise be entitled to purchase.

{N0118338 4 } 2 What is the basic subscription privilege? The basic subscription privilege of each subscription right entitles you to purchase 0.06827 shares of our common stock at the subscription price of $3.73 per share. Accordingly, you will need to exercise 14.64 subscription rights to purchase one whole share of our common stock at the subscription price of $3.73 per whole share. What is the over-subscription privilege? If you purchase all of the shares of common stock available to you pursuant to your basic subscription privilege, you may also choose to purchase any portion of our shares of common stock that are not purchased by our other stockholders through the exercise of their respective basic subscription privileges. You should indicate on your rights certificate how many additional shares you would like to purchase pursuant to your over-subscription privilege. If sufficient shares of common stock are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of shares of common stock available for sale in the rights offering, we will allocate the available shares of common stock pro rata among each person properly exercising the over-subscription privilege in proportion to the number of shares of common stock each person subscribed for under the basic subscription privilege. If this pro rata allocation results in any person receiving a greater number of shares of common stock than the person subscribed for pursuant to the exercise of the over- subscription privilege, then such person will be allocated only that number of shares for which the person over- subscribed, and the remaining shares of common stock will be allocated among all other persons exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares of common stock have been allocated or all over-subscription requests have been satisfied, whichever occurs earlier; provided, however, you will be limited in the over-subscription privilege to a number of shares equal to 100% of the number of shares owned by you on the record date. For example, if (i) there are 100 excess shares available for purchase by five shareholders who have timely and fully exercised their basic subscription rights with respect to all the rights they hold and (ii) record shareholder A requests purchasing 100 shares pursuant to record shareholder A’s over-subscription privilege, record shareholder B requests purchasing 50 shares pursuant to record shareholder B’s over-subscription privilege, record shareholder C requests purchasing 20 shares pursuant to record shareholder C’s over-subscription privilege, record shareholder D requests purchasing 20 shares pursuant to record shareholder D’s over-subscription privilege and record shareholder E requests purchasing 10 shares pursuant to record shareholder E’s over-subscription privilege, then, assuming the valid exercise of each of these record shareholder’s basic subscription rights and receipt of sufficient payment for the shares requested pursuant to the over-subscription request, and that the limitation described below is not applicable, the pro rata allocation would be as follows: record shareholder A would receive 50 shares pursuant to the over-subscription privilege, record shareholder B would receive 25 shares pursuant to the over-subscription privilege, record shareholder C would receive 10 shares pursuant to the over-subscription privilege, record shareholder D would receive 10 shares pursuant to the over-subscription privilege and record shareholder E would receive 5 shares pursuant to the over-subscription privilege. If this pro rata allocation results in any record shareholder receiving a greater number of shares of common stock than such record shareholder subscribed for pursuant to the exercise of the over-subscription privilege, then such record shareholder will be allocated only that number of shares for which the record shareholder over-subscribed. Notwithstanding any submission by a shareholder for shares in the over subscription, no shareholder will be entitled to purchase a number of shares in the over subscription in excess of the number of shares held by such shareholder on the record date. So, for example, if shareholder A owns 1,000 shares on the record date, he will not be allowed to purchase more than 1,000 shares in the over-subscription even if shares are otherwise available and even if his pro rata share would otherwise allow the purchase of a greater number of shares. In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock that may

{N0118338 4 } 3 be available to you (i.e., for the maximum number of shares of our common stock available to you, assuming you exercise all of your basic subscription privilege and are allotted the full amount of your over-subscription as elected by you). For more information, see the section entitled “The Rights Offering — Over-Subscription and Over- Allotment Privilege.” Fractional common shares resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Are there any limits on the number of shares I may purchase in this rights offering? Yes. In order to be eligible to purchase shares in the over-subscription privilege, you must fully exercise your basic right. For example, if you hold on the record date 1,000 shares, you must exercise the full basic right to purchase 68 shares. With respect to the over-subscription right, you will be eligible to purchase a limited to a number of shares not to exceed the number of shares of common stock owned by you on the record date. By way of example, if you own 1,000 shares on the record date, you will be eligible to purchase 68 shares in the basic subscription privilege and assuming you do so, not more than 1,000 shares in the over-subscription privilege. You cannot exercise the over-subscription right for more than such additional 1,000 shares which is intended to limit your purchases in the over subscription privilege to a number of shares equal to the number of shares you own as of the record date. Am I required to exercise all of the rights I receive in the rights offering? No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. However, if you choose not to exercise your basic subscription privilege in full, the relative percentage of our shares of common stock that you own will decrease, and your voting and other rights will be diluted. In addition, if you do not exercise your basic subscription privilege in full, you will not be entitled to participate in the over-subscription privilege. For more information, see “How many shares of common stock will be outstanding after the rights offering?” in this section. Will our officers, directors and significant stockholders be exercising their subscription rights? Our officers, directors and greater than 5% beneficial stockholders may participate in this offering at the same subscription price per share as all other purchasers, but none of our officers, directors or greater than 5% beneficial stockholders (other than Wynnefield Capital acting as the standby purchaser) are obligated to so participate. Certain executive officers and outside directors have indicated that they will purchase shares that are subject to their basic subscription privilege, at the same subscription price offered to stockholders, for an aggregate commitment of approximately $160,000. These officers and directors have not executed agreements to purchase shares and there is no guarantee or commitment that they will subscribe for shares in either the basic subscription offering or the over-subscription offering. Please see “The Rights Offering—Potential Purchases by our Directors and Executive Officers.” Has our board of directors made a recommendation to our stockholders regarding the exercise of rights under the rights offering? No. Our board of directors is making no recommendation regarding your exercise of the subscription rights. Stockholders who exercise their subscription rights risk loss on their investment. We cannot assure you that the market price of our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see the section entitled “Risk Factors” for a discussion of some of the risks involved in investing in our common stock. Why are we conducting a rights offering?

{N0118338 4 } 4 A rights offering provides the eligible stockholders the opportunity to participate in a capital raise on a pro rata basis and minimizes the dilution of their ownership interest in our company. Assuming all the shares of common stock offered are sold, we expect that the gross proceeds from the rights offering will be approximately $2,650,000. Our expenses are estimated to be $150,000. We are conducting the rights offering to raise capital for the company which will be used to repay the outstanding subordinated notes in the aggregate principal amount of $2,500,000 held by funds affiliated with Wynnefield Capital, Inc. How was the subscription price of $3.73 per share determined? The subscription price was determined by our board of directors. Our board of directors considered a number of factors in determining the price for the rights offering, including:  the terms of our note purchase agreement with Wynnefield Capital;  the price per share at which the standby purchaser is willing to serve as the standby purchaser;  the price at which our stockholders might be willing to participate in the rights offering;  historical and current trading prices for our common stock, which is generally thinly traded, including on a volume weighted average share price basis over certain periods; and  the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. On , 2016, the closing price of our common stock was $ per share. We cannot assure you that the market price for our common stock during the rights offering will be equal to or above the subscription price or that a subscribing owner of rights will be able to sell the shares of common stock purchased in the rights offering at a price equal to or greater than the subscription price. What agreements do we have with the standby purchasers and will the standby purchasers receive any compensation for its commitment? Wynnefield Capital beneficially owns approximately 42% (4,377,286 shares) (excluding warrants held by Wynnefield Capital) of our outstanding shares of Common Stock on the record date. In May 2016, we entered into a note purchase agreement with funds affiliated with Wynnefield Capital in connection with our acquisition of Danya International, pursuant to which the affiliated funds purchased from us subordinated notes in the aggregate principal amount of $2.5 million. The notes issued to the subordinated lenders mature on the earlier of the 66-month anniversary of issuance or our completion of an equity financing transaction, including a rights offering, resulting in at least $2.5 million of gross proceeds. Under this agreement, we agreed to use our best efforts to effect a rights offering for at least $2.5 million, in order to generate the proceeds to retire the subordinated notes. Under the terms of the note purchase agreement, we granted the Wynnefield Capital entities the right, subject to certain exceptions, including this rights offering, to purchase a pro rata portion of any new equity securities proposed to be offered or sold by us, for a period expiring on the earlier of the maturity date or the accelerated payment date of the subordinated notes. Under the note purchase agreement, we agreed with the Wynnefield Capital entities that although the exercise price of the subscription rights to be distributed to shareholders in the rights offering will be fixed at the time of the offering and will be subject to market conditions, that the exercise price will not exceed $3.73 without the consent of the Wynnefield Capital entities. Pursuant to the note purchase agreement, we have negotiated with Wynnefield Capital the principle terms of a standby purchase agreement pursuant to which Wynnefield Capital (or one or more affiliated assignees) will agree to purchase shares of common stock not otherwise purchased by shareholders in the rights offering pursuant to their basic subscription right and over-subscription privilege, up to a maximum amount of $2.5 million (or 670,241 shares). The standby purchase agreement will provide that the standby purchaser will purchase such shares from us at the same subscription price and upon the same terms as all our other shareholders. We intend to execute the standby purchase agreement with Wynnefield Capital at the time of effectiveness of the registration statement of which this prospectus forms a part and upon the satisfaction of other usual and customary closing conditions. We are

{N0118338 4 } 5 not paying Wynnefield Capital any commitment or underwriting fee, or other discount in connection with the rights offering and Wynnefield Capital is not providing any services to us in connection with the rights offering. Pursuant to the standby purchase agreement, we agreed to reimburse Wynnefield Capital for its expenses related to the standby agreement for its legal and due diligence efforts related to the rights offering. To the extent that Wynnefield Capital makes purchases under the standby agreement, the purchase price for exercising the subscription rights will be paid by offsetting against and reducing the principal amount of the subordinated notes held by Wynnefield Capital. We have also negotiated in principle a registration rights agreement with Wynnefield Capital whereby we have agreed, at our cost and expense, to register for resale under the Securities Act, all of the shares of common stock purchased by Wynnefield Capital in the rights offering and which may be acquired upon exercise of the warrants issue to Wynnefield Capital pursuant the note purchase agreement. We will agree to file a registration statement with the SEC within 90 days of closing of the rights offering. How many shares will the standby purchaser own after the rights offering? If the entire rights offering is completed and all our shareholders as of the record date purchase their basic subscription right we will issue an additional 710,455 shares of common stock (subject to any adjustment for rounding), the result of which we will have an aggregate of 11,117,002 shares issued and outstanding. In such event, Wynnefield Capital would own an additional 298,837 shares and continue to own approximately 42% of our issued and outstanding common stock (excluding any warrants held by Wynnefield Capital). If none of our shareholders as of the record date purchase shares under the basic subscription right other than Wynnefield Capital, then Wynnefield Capital would purchase, pursuant to the standby purchase agreement, all of the shares in the rights offering and would own an additional 670,241 shares of our common stock, which would equal approximately an additional 6.0% of our then issued and outstanding shares. How soon must I act to exercise my rights? If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payment prior to the expiration of the rights offering, which is , 2016, at 5:00 p.m., New York time. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your custodian bank, broker, dealer or other nominee may establish a deadline prior to 5:00 p.m. New York time, on , 2016 by which you must provide it with your instructions to exercise your subscription rights and pay for your shares. Although we will make reasonable attempts to provide this prospectus to holders of subscription rights, the rights offering and all subscription rights will expire at 5:00 p.m., New York time on , 2016 (unless extended), whether or not we have been able to locate each person entitled to subscription rights. Although we have the option of extending the expiration of the rights offering, we currently do not intend to do so. May I transfer my rights? No. You may not sell or transfer your subscription rights to anyone. The rights are not tradable and will not be listed on the Nasdaq or any other exchange. Are we requiring a minimum subscription to complete the rights offering? There is no minimum subscription requirement in the rights offering. However, our board of directors reserves the right to cancel the rights offering for any reason, including if our board of directors believes that there is insufficient participation by our stockholders. Are there any conditions to completing the rights offering? No.

{N0118338 4 } 6 Can the board of directors cancel, terminate, amend or extend the rights offering? Yes. We have the option to extend the rights offering and the period for exercising your subscription rights, although we do not presently intend to do so. Our board of directors may cancel the rights offering at any time for any reason. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. Our board of directors reserves the right to amend or modify the terms of the rights offering at any time, for any reason. When will I receive my subscription rights certificate? Promptly after the date of this prospectus, the subscription agent will send a subscription rights certificate to each registered holder of our common stock as of the close of business on the record date, based on our stockholder registry maintained at the transfer agent for our common stock. If you hold your shares of common stock through a brokerage account, bank, or other nominee, you will not receive an actual subscription rights certificate. Instead, as described in this prospectus, you must instruct your broker, bank or nominee whether or not to exercise rights on your behalf. If you wish to obtain a separate subscription rights certificate, you should promptly contact your broker, bank or other nominee and request a separate subscription rights certificate. It is not necessary to have a physical subscription rights certificate, if you hold your shares of common stock through a brokerage account, bank, or other nominee, to elect to exercise your rights. What will happen if I choose not to exercise my subscription rights? If you do not exercise any subscription rights, the number of our shares of common stock you own will not change. Due to the fact that shares may be purchased by other stockholders, your percentage ownership of DLH Holdings will be diluted after the completion of the rights offering, unless you exercise your basic subscription privilege. For more information, see “How many shares of common stock will be outstanding after the rights offering?” in this section. How do I exercise my subscription rights? If you wish to participate in the rights offering, you must take the following steps:  deliver payment to the subscription agent; and  deliver your properly completed and signed rights certificate, and any other subscription documents, to the subscription agent. Please follow the payment and delivery instructions accompanying the rights certificate. Do not deliver documents to DLH. You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent so that they are received by the subscription agent by 5:00 p.m., New York time, on , 2016. We are not responsible for subscription materials sent directly to our offices. If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures.” If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares under the over-subscription privilege and the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty, following the expiration of the rights offering. What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, dealer, custodian bank or other nominee?

{N0118338 4 } 7 If you hold your shares of common stock in the name of a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares you own. You will not receive a rights certificate. The record holder must exercise the subscription rights on your behalf for the shares of common stock you wish to purchase. If you wish to purchase shares of our common stock through the rights offering, please promptly contact your broker, dealer, custodian bank or other nominee as record holder of your shares. We will ask your record holder to notify you of the rights offering. However, if you are not contacted by your broker, dealer, custodian bank or other nominee, you should promptly initiate contact with that intermediary. Your broker, dealer, custodian bank or other nominee may establish a deadline prior to the 5:00 p.m. New York time on , 2016, which we established as the expiration date of the rights offering. When will I receive my new shares? If you purchase shares in the rights offering by submitting a rights certificate and payment, we will mail you a share certificate as soon as practicable after the completion of the rights offering. One share certificate will be generated for each rights certificate processed. Until your share certificate is received, you may not be able to sell the shares of our common stock acquired in the rights offering. If your shares as of the record date were held by a custodian bank, broker, dealer or other nominee, and you participate in the rights offering, you will not receive share certificates for your new shares. Your custodian bank, broker, dealer or other nominee will be credited with the shares of common stock you purchase in the rights offering as soon as practicable after the completion of the rights offering. After I send in my payment and rights certificate, may I change or cancel my exercise of rights? No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a subscription price of $3.73 per share. How many shares of common stock will be outstanding after the rights offering? As of August , 2016, the last practicable date before the filing of this prospectus, 10,406,547 shares of our common stock were issued and outstanding. Assuming no other transactions by us involving shares of our common stock, and no options or other convertible securities for shares of our common stock are exercised, prior to the expiration of the rights offering, if the rights offering is fully subscribed through the exercise of the subscription rights, then an additional 710,455 of our shares of common stock will be issued and outstanding after the closing of the rights offering, for a total of 11,117,002 shares of common stock outstanding. As a result of the rights offering, the ownership interests and voting interests of the existing stockholders that do not fully exercise their basic subscription privileges will be diluted. Are there risks in exercising my subscription rights? Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described in the section entitled “Risk Factors” in this prospectus and the documents incorporated by reference in this prospectus. If the rights offering is not completed, will my subscription payment be refunded to me? Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If you own shares in “street name,” it may take longer

{N0118338 4 } 8 for you to receive payment because the subscription agent will return payments through the record holder of your shares. Will the rights be listed on a stock exchange or national market? No. How do I exercise my rights if I live outside the United States? We will not mail this prospectus or the rights certificates to stockholders whose addresses are outside the United States or who have an army post office or foreign post office address. The subscription agent will hold rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent and timely follow other procedures described in the section entitled “The Rights Offering — Foreign Stockholders.” What fees or charges apply if I purchase the shares of common stock? We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through your broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your nominee may charge you. What are the material U.S. federal income tax consequences of exercising my subscription rights? For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of subscription rights. You should consult your tax advisor as to your particular tax consequences resulting from the rights offering. For a more detailed discussion, see the section entitled “Material U.S. Federal Income Tax Consequences.” To whom should I send my forms and payment? If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate, notices of guaranteed delivery and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate, notices of guaranteed delivery and subscription payment by hand delivery, first class mail or courier service to: Continental Stock Transfer & Trust Company Attn: Reorganization Department 17 Battery Place – 8th Floor New York, NY 10004 Your payment of the subscription price must be made in United States dollars for the full number of shares of our common stock for which you are subscribing by cashier’s or certified check drawn upon a United States bank payable to the subscription agent at the address set forth above. You are solely responsible for completing delivery to the subscription agent of your subscription materials. The subscription materials are to be received by the subscription agent on or prior to 5:00 p.m., New York time, on , 2016. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent. Whom should I contact if I have other questions? If you have any questions about the rights offering or wish to request another copy of a document, please contact Continental Stock Transfer & Trust Company, Attn: Corporate Actions Group, the information agent for the rights offering, at (917) 262-2378. For a more complete description of the rights offering, see “The Rights Offering” beginning on page 29.

## PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does may not contain all of the information that you should consider before deciding whether or not you should exercise your rights. You should read the entire prospectus carefully, including *the section entitled "Risk Factors" beginning on page* 14 of this prospectus and all other information included or incorporated by reference in this prospectus in its entirety before you decide whether to exercise your rights.

**General**

DLH Holdings Corp. is a full-service provider of professional healthcare and social services to government agencies including the Department of Veteran Affairs, Department of Health and Human Services, Department of Defense, Department of Interior, and other government agencies. On May 3, 2016, we acquired Danya International, a provider of technology-enabled program management, consulting, and digital communications solutions. This expands our government services market coverage, with our primary focus on healthcare and social programs delivery and readiness.

DLH Solutions is our legacy business, employing over 1,250 skilled healthcare and support personnel, technicians, logisticians, and engineers at approximately 30 locations around the United States for various U.S. government customers. Our primary focus has been service members and veterans' requirements for telehealth, pharmaceuticals, behavioral healthcare, medication therapy management, health IT commodities, process management, and healthcare delivery.

With Danya now absorbed into our business, we have expanded our market coverage with over 140 skilled human services and healthcare professionals in approximately 29 states. Our capabilities include managing, monitoring, and supporting large-scale healthcare and human services programs for the Department of Health and Human Services (HHS). These new programs we manage ensure that education, health, and social standards are being achieved to ensure school readiness for underprivileged children. Prior to our acquisition, Danya's single largest program was with the Office of Head Start Monitoring Support (OHS) project under HHS.

**Acquisition of Danya International and Financing Arrangements**

On May 3, 2016, we acquired 100% of the equity interests of Dayna International, LLC for a purchase price of $38.75 million plus transaction expenses. The acquisition was financed through a combination of borrowings of $30.0 million under our new senior credit facility with Fifth Third Bank, cash on hand of approximately $5.0 million, shares of common stock issued to the seller with a value of $2.5 million, and $2.5 million financed by the sale of subordinated notes to Wynnefield Capital. The acquisition of Danya is consistent with our growth strategy, which calls for expanding our government service offerings both organically and through mergers and acquisitions. The material terms of our debt financing arrangements for this acquisition are set forth in the following table:

| Amount (in Millions) | | Lender | Arrangement | Interest | Number of Months | Monthly Payments (in thousands) | Maturity Date |
|---|---|---|---|---|---|---|---|
| $ | 25.0 | Fifth Third Bank | Secured term loan (1) | LIBOR + 3.0% | 59 | $312,500 | 5/1/ 2021 |
| $ | 10.0 | Fifth Third Bank | Secured revolving line of credit (2) | LIBOR + 3.0% | 24 | (2) | 5/1/ 2018 |
| $ | 2.5 | Wynnefield Capital | Subordinated notes (3) | 4% per annum | 66 | N/A | 11/2/2021 |

{N0118338 4 }

9

{N0118338 4 } 10 (1) The $25.0 million term loan from Fifth Third Bank was funded at closing and is secured by liens on substantially all of the assets of DLH and Danya. (2) The secured revolving line of credit from Fifth Third Bank has a ceiling of up to $10.0 million, of which $5.0 million was drawn at closing, and is secured by liens on substantially all of the assets of DLH and Danya. Further borrowings under this credit facility may be made from time to time subject to the terms of our Loan Agreement with Fifth Third Bank. (3) Pursuant to the note purchase agreement, we issued subordinated notes in the aggregate principal amount of $2.5 million with the terms described in the above table. The maturity date will accelerate upon the consummation of an equity financing transaction, including a rights offering, resulting in at least $2.5 million of gross proceeds. This rights offering is intended to enable the repayment of the subordinated notes. In partial consideration for entering into the note purchase agreement, we issued Wynnefield Capital warrants to purchase 53,619 shares of common stock. The warrants are exercisable for five years at an initial exercise price equal to $3.73 and the initial exercise price of the warrants is subject to adjustment for certain customary events and includes weighted average anti-dilution protection for future issuances by us, subject to certain exclusions. We have negotiated with Wynnefield Capital the principle terms of a standby purchase agreement pursuant to which it will serve as a standby purchaser in connection with this rights offering. We intend to execute the standby purchase agreement with Wynnefield Capital at the time of effectiveness of the registration statement of which this prospectus forms a part and upon the satisfaction of other usual and customary closing conditions. The terms and condition of the note purchase agreement, are described in greater detail later in this prospectus under the caption “THE RIGHTS OFFERING – Arrangements with Wynnefield Capital”. Corporate History DLH Holdings Corp., a New Jersey corporation, provides government services both as a prime contractor as well as partnering with other government contractors. We were originally incorporated in 1969 as a payroll staffing company. Through several transactions, we evolved considerably and in early 2010, we divested our commercial temporary staffing business and made the strategic decision to build our company around our wholly- owned government services subsidiary, DLH Solutions, Inc. More recently, on May 3, 2016, we acquired Danya International, LLC, a provider of technology-enabled program management, consulting, and digital communications solutions. Our principal executive offices are located at 3565 Piedmont Road, NE, Building 3- Suite 700, Atlanta, GA 30305. We maintain an Internet site at www.dlhcorp.com. The information on our website is not incorporated by reference into this prospectus and you should not consider it to be a part of this prospectus.

{N0118338 4 } 11 The Rights Offering The following summary describes the principal terms of the rights offering, but is not intended to be complete. See the information in the section entitled “The Rights Offering” in this prospectus for a more detailed description of the terms and conditions of the rights offering. Total number of shares of common stock available for primary subscription 710,455 shares of common stock. Securities offered We are distributing to you, at no charge, one non-transferable subscription right for each share of our common stock that you own as of 5:00 p.m., New York time, on the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as a beneficial owner of such shares. Basic subscription privilege The basic subscription privilege of each subscription right will entitle you to purchase 0.06827 shares of our common stock at a subscription price of $3.73 per whole share. We will not issue fractional shares of common stock in the rights offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number a holder would otherwise be entitled to purchase. You will need to exercise 14.64 subscription rights to purchase one whole share of our common stock at the subscription price of $3.73 per whole share. Subscription price $3.73 per whole share. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering. Over-subscription privilege If you purchase all of the shares of common stock available to you pursuant to your basic subscription privilege, you may also choose to subscribe for shares of our common stock that are not purchased by other holders through the exercise of their basic subscription privileges. You may subscribe for shares of our common stock pursuant to your over subscription privilege, subject to proration of available shares. Further, you will not be entitled to purchase a number of shares in the over-subscription privilege in excess of the number of shares owned by you as of the record date. Standby Purchase Agreement We have negotiated the principle terms of a standby purchase agreement with Wynnefield Capital whereby Wynnefield Capital (or its affiliates) will agree to acquire from us in the rights offering shares of common stock not otherwise purchased by shareholders from the exercise of their basic subscription rights and over-subscription privilege, up to a maximum of $2.5 million of our shares (670,241 shares). The subscription price and other terms for the standby purchaser will be the same as for all our other shareholders. We intend to execute the standby purchase agreement with Wynnefield Capital at the time of effectiveness of the registration statement of which this prospectus forms a part and upon the satisfaction of other usual and customary closing conditions. Record date 5:00 p.m., New York time, on August 19, 2016.

{N0118338 4 } 12 Expiration date 5:00 p.m., New York time, on , 2016, unless we extend the rights offering period. Use of proceeds Although the actual amount will depend on participation in the rights offer, if the rights offering is fully subscribed for we expect the gross proceeds from the rights offering to be approximately $2.65 million. We intend to use the proceeds of the rights offering to repay the $2.5 million of subordinated notes held by Wynnefield Capital. Any additional amounts that we receive in this rights offering will be used to provide for additional liquidity for working capital and general corporate purposes. Transferability of rights The subscription rights are not transferable. No Board Recommendation Our board of directors makes no recommendation to you about whether you should exercise any rights. You are urged to make an independent investment decision about whether to exercise your rights based on your own assessment of our business and the rights offering. Please see the section of this prospectus entitled “Risk Factors” for a discussion of some of the risks involved in investing in our common stock. No revocation Any exercise of subscription rights is irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of common stock at a subscription price of $3.73 per whole share. Material U.S. federal income tax considerations For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of subscription rights. You should consult your own tax advisor as to your particular tax consequences resulting from the rights offering. For a detailed discussion, see “Material U.S. Federal Income Tax Considerations.” Extension, cancellation, and amendment We have the option to extend the rights offering and the period for exercising your subscription rights, although we do not presently intend to do so. Our board of directors may cancel the rights offering at any time for any reason. In the event that the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. We also reserve the right to amend or modify the terms of the rights offering. Procedure for exercising rights To exercise your subscription rights, you must take the following steps: • If you are a registered holder of our shares of common stock, you may deliver payment and a properly completed rights certificate to the subscription agent before 5:00 p.m., New York time, on , 2016. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested. • If you are a registered holder of our shares of common stock, you may deliver payment and a properly completed rights certificate to the subscription agent before 5:00 p.m., New York time, on , 2016. You may deliver the documents and payments by mail or

{N0118338 4 } 13 commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested. • If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, or if you would rather an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank or other nominee or to exercise your subscription rights on your behalf and deliver all documents and payments before 5:00 p.m., New York time, on 2016. • If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures.” Subscription agent Continental Stock Transfer & Trust Company. Information agent Continental Stock Transfer & Trust Company. Questions Questions regarding the rights offering should be directed to Continental Stock Transfer & Trust Company, Attn: Corporate Actions Department at (917) 262-2378 Shares outstanding before the rights offering 10,406,547 shares as of June 30, 2016. Shares outstanding after completion of the rights offering Assuming no outstanding options or warrants for our common shares are exercised prior to the expiration of the rights offering and the full $2,650,000 is subscribed for, we expect 11,117,002 shares of common stock will be outstanding immediately after completion of the rights offering. Risk factors Stockholders considering exercising their subscription rights should carefully consider the risk factors described in the section of this prospectus entitled “Risk Factors,” beginning on page 14. Fees and expenses We will pay the fees and expenses relating to the rights offering. Nasdaq Capital Market trading symbol Shares of our common stock are, and we expect that the shares of common stock to be issued in the rights offering will be, traded on the Nasdaq Capital Market under the symbol “DLHC.” The last reported sales price of our common stock on Nasdaq Capital Market on August 9, 2016 was $5.00.

{N0118338 4 } 14 RISK FACTORS Investing in our securities involves a high degree of risk. You should carefully consider the specific risks described below, the risks described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, our subsequently filed Quarterly Reports on Form 10-Q, and any risks described in our other filings with the Securities and Exchange Commission, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, before making an investment decision. See the section of this prospectus entitled “Where You Can Find More Information.” Any of the risks we describe below or in the information incorporated herein by reference could cause our business, financial condition, results of operations or future prospects to be materially adversely affected. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, results of operations or future prospects. Some of the statements in this section of the prospectus are forward-looking statements. For more information about forward-looking statements, please see the section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.” Risks Related to the Rights Offering The price of our common stock is volatile and may decline before or after the subscription rights expire. The market price of our common stock is subject to fluctuations in response to numerous factors, including factors that have little or nothing to do with us or our performance, and these fluctuations could materially reduce our stock price. These factors include, among other things:  actual or anticipated variations in our operating results and cash flow;  the nature and content of our earnings releases, and our competitors’ earnings releases;  changes in financial estimates by securities analysts;  business conditions in our markets and the general state of the securities markets and the market for similar stocks;  the number of shares of our common stock outstanding;  our ability to stay in compliance with credit facility covenants;  conditions of our competitors and of our current and desired clients;  the impact of our ability to effectively implement acquisitions, investments, joint ventures and divestitures that we may undertake;  changes in capital markets that affect the perceived availability of capital to companies in our industry;  governmental legislation or regulation;  the impact of litigation, government investigations or customer or other disputes on our operating performance and future prospects; and  general economic and market conditions, such as recessions. In addition, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock. When the rights offering is completed, your ownership interest will be diluted if you do not exercise your subscription rights. To the extent that you do not exercise your rights and shares are purchased by other stockholders in the rights offering, your proportionate voting interest will be reduced, and the percentage that your original shares represent of our expanded equity after the rights offering will be diluted. The subscription price determined for the rights offering is not necessarily an indication of the fair value of our common stock. The subscription price is $3.73 per whole share. The subscription price was determined by our board of directors. Factors considered by the board of directors included the price per share at which the standby purchaser is

{N0118338 4 } 15 willing to serve as the standby purchaser, the terms of our note purchase agreement with Wynnefield Capital, the price at which our shareholders might be willing to participate in the rights offering, historical and current trading prices of our common stock and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. We cannot assure you that the market price for our common stock during the rights offering will be equal to or above the subscription price or that a subscribing owner of rights will be able to sell the shares of common stock purchased in the rights offering at a price equal to or greater than the subscription price. You may not revoke your subscription exercise and you could be committed to buying shares above the prevailing market price. Once you exercise your subscription rights, you may not revoke the exercise of such rights. The public trading market price of our common stock may decline before the subscription rights expire. If you exercise your subscription rights and, afterwards, the public trading market price of our common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price, in which case you will have an immediate, unrealized loss. We cannot assure that, following the exercise of your rights, you will be able to sell your shares of common stock at a price equal to or greater than the subscription price, and you may lose all or part of your investment in our common stock. Until the shares are delivered to you, you will not be able to sell the shares of our common stock that you purchase in the rights offering. Certificates representing shares of our common stock purchased pursuant to the basic subscription privilege will be delivered promptly after expiration of the rights offering; certificates representing shares of our common stock purchased pursuant to the over-subscription privilege will be delivered promptly after expiration of the rights offering and after all pro rata allocations and adjustments have been completed. We will not pay you interest on funds delivered to the subscription agent pursuant to the exercise of rights. Our common stock is traded on the Nasdaq Capital Market under the symbol “DLHC,” and the last reported sales price of our common stock on Nasdaq on August 9, 2016 was $5.00. Moreover, you may be unable to sell your shares of common stock at a price equal to or greater than the subscription price you paid for such shares. If you do not act promptly and follow the subscription instructions, your exercise of subscription rights may be rejected. Subscription rights holders who desire to purchase shares in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent before , 2016, the expiration date of the rights offering, unless extended. If you are a beneficial owner of shares, but not a record holder, you must act promptly to ensure that your broker, bank, or other nominee acts for you and that all required forms and payments are actually received by the subscription agent before the expiration date of the rights offering. We will not be responsible if your broker, custodian, or nominee fails to ensure that all required forms and payments are actually received by the subscription agent before the expiration date of the rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures. Significant sales of our common stock, or the perception that significant sales may occur in the future, could adversely affect the market price for the subscription rights and our common stock. The sale of substantial amounts of the subscription rights and our common stock could adversely affect the price of these securities. Sales of substantial amounts of our subscription rights and our common stock in the public market, and the availability of shares for future sale, including up to 710,455 shares of our common stock to be issued in the rights offering, and as of June 30, 2016 a total of 1,710,167 shares of our common stock issuable upon exercise of: (A) outstanding vested options to acquire shares of our common stock under our stock incentive plans and (B) 20,000 shares of common stock which may be issued upon the exercise of presently exercisable warrants, could adversely affect the prevailing market price of our common stock and the subscription rights and could cause the market price of our common stock to remain low for a substantial amount of time. Additional options and other

{N0118338 4 } 16 equity awards may also be granted under our incentive plans. We cannot foresee the impact of such potential sales on the market, but it is possible that if a significant percentage of such available shares and subscription rights were attempted to be sold within a short period of time, the market for our shares and the subscription rights would be adversely affected. It is also unclear whether or not the market for our common stock (and any market that develops for our subscription rights) could absorb a large number of attempted sales in a short period of time, regardless of the price at which they might be offered. Even if a substantial number of sales do not occur within a short period of time, the mere existence of this “market overhang” could have a negative impact on the market for our common stock and the subscription rights and our ability to raise additional capital. If the rights offering is not fully subscribed, Wynnefield Capital, Inc. (and its affiliates) may increase its ownership percentage. On , 2016, the last practicable date before the filing of the final prospectus, the various funds and accounts managed by Wynnefield Capital collectively beneficially owned approximately 42% of our outstanding shares (4,377,286 total shares, excluding any warrants owned by Wynnefield Capital). Wynnefield Capital also owns warrants to purchase 53,619 shares at an exercise price of $3.73 per share. As a shareholder as of the record date, Wynnefield Capital will have the right to subscribe for and purchase shares of our common stock under both the basic subscription privilege and the over-subscription privilege of the rights offering. We have not been advised to date whether it intends to elect to participate in the rights offering (other than pursuant to the standby purchase agreement described in this prospectus) and to elect to subscribe for additional shares pursuant to the over- subscription privilege. To the extent Wynnefield Capital participates in the rights offering and other shareholders do not, Wynnefield Capital will increase its percentage of ownership. In the event Wynnefield Capital exercised all of the subscription rights offered pursuant to the standby purchase agreement, its percentage ownership interest of our common stock would increase to approximately 46% of our outstanding shares of common stock. We have negotiated with Wynnefield Capital the principle terms of a standby purchase agreement pursuant to which Wynnefield Capital (or one or more affiliated assignees) will agree to purchase shares of common stock not otherwise purchased by shareholders in the rights offering pursuant to their basic subscription right and over- subscription privilege, up to a maximum amount of $2.5 million (or 670,241 shares). We intend to execute the standby purchase agreement with Wynnefield Capital at the time of effectiveness of the registration statement of which this prospectus forms a part and upon the satisfaction of other usual and customary closing conditions. The standby purchase agreement will provide that the standby purchaser will purchase such shares from us at the same subscription price and upon the same terms as all our other shareholders. We are not paying Wynnefield Capital any commitment or underwriting fee, or other discount in connection with the rights offering and Wynnefield Capital is not providing any services to us in connection with the rights offering. Pursuant to the standby purchase agreement, we will agree to reimburse Wynnefield Capital for its expenses related to the standby agreement for its legal and due diligence efforts related to the rights offering. To the extent that Wynnefield Capital makes purchases under the standby agreement, the purchase price for exercising the subscription rights will be paid by offsetting against and reducing the principal amount of the subordinated notes held by Wynnefield Capital. We have also negotiated in principle a registration rights agreement with Wynnefield Capital whereby we have agreed, at our cost and expense, to register for resale under the Securities Act, all of the shares of common stock purchased by Wynnefield Capital in the rights offering and which may be acquired upon exercise of the warrants issue to Wynnefield Capital pursuant the note purchase agreement. We will agree to file a registration statement with the SEC within 90 days of closing of the rights offering. We will not retain most of the proceeds of this rights offering. We intend to use substantially all of the proceeds of this offering to repay the $2,500,000 aggregate principal amount of subordinated notes held by Wynnefield Capital. Based on the amount of proceeds we are seeking to raise through this rights offering, most of the cash we receive from exercises of subscription rights will be used to repay the outstanding principal amount of the subordinated loan, and accrued interest on such amount. Further, to the extent that Wynnefield Capital makes purchases under the standby agreement, the purchase price for exercising the subscription rights will be paid by offsetting against and reducing the principal amount of the subordinated notes. Accordingly, while the successful completion of the rights offering will reduce our

{N0118338 4 } 17 indebtedness, it will not increase our available cash reserves. For more information, see the section entitled “Use of Proceeds.” We may cancel the rights offering at any time, and neither we nor the subscription agent will have any obligation to you except to return your exercise payments. We may, in our sole discretion, decide not to continue with the rights offering or cancel the rights offering. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. The rights offering does not have a minimum amount of proceeds, which means that if you exercise your rights, you may acquire additional shares of our common stock when we may require additional capital. There is no minimum amount of proceeds required to complete the rights offering. In addition, an exercise of your subscription rights is irrevocable. Therefore, if you exercise the basic subscription privilege or the over- subscription privilege, but we do not raise the desired amount of capital in this rights offering and the rights offering is not fully subscribed, you may be investing in a company that may require additional capital. Our board of directors is not making any recommendations regarding your exercise of the subscription rights and we did not receive a fairness opinion from a financial advisor in determining the subscription price or the terms of the offering. Our board of directors is not making any recommendations regarding your exercise of the subscription rights. In addition, we did not receive a fairness opinion from a financial advisor in determining the subscription price or the terms of the offering. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the trading price for our common stock will be above the subscription price at the time of exercise or at the expiration of the rights offering period or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the rights offering. Because the subscription rights are non-transferable, there is no market for the subscription rights. You may not sell, transfer or assign your subscription rights to anyone else. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights and acquire additional shares of our common stock to realize any value that may be embedded in the subscription rights. We have a significant amount of net operating loss carry forwards which we may not be able to utilize in certain circumstances and this rights offering may limit our ability to use some or all of our net operating loss carryforwards. As of September 30, 2015, we had net operating losses, or NOLs, of approximately $36.8 million and $2.4 million for U.S. and state tax return purposes, respectively. Our U.S. NOLs begin to expire in 2021 and continue to expire through 2033. The tax effect of these net operating losses are offset by valuation allowances of $1.8 million as of September 30, 2015. In the fiscal year ended September 30, 2015, we realized a $5.5 million tax benefit related to the release of a portion of our valuation allowance, to reflect the amount of our deferred tax asset that we expect to realize in future years. As a result, our U.S. tax provision expense in future periods may be at a higher effective tax rate, which will reduce our net income (or loss) and earnings (or loss) per share by a greater amount than it has in the past. Further, our ability to utilize our NOL carryforwards to reduce taxable income in future years could become subject to significant limitations under Section 382 of the Internal Revenue Code if we undergo an ownership change. We would undergo an ownership change if, among other things, the stockholders who own or have owned, directly or indirectly, five percent (5%) or more of our common stock, or are otherwise treated as five percent (5%) stockholders under Section 382 and the regulations promulgated thereunder, increase their aggregate percentage ownership of our stock by more than 50 percentage points over the lowest percentage of the stock owned by these stockholders at any time during the testing period, which is generally the three-year period preceding the potential ownership change. In the event of an ownership change, Section 382 imposes an annual limitation on the

{N0118338 4 } 18 amount of taxable income a corporation may offset with NOL carryforwards. Any unused annual limitation may be carried over to later years until the applicable expiration date for the respective NOL carryforwards. The rights offering is not currently expected to result in an ownership change, but it may increase the likelihood that we may undergo an ownership change for purposes of Section 382 of the Internal Revenue Code in the future, which would limit our ability to use any NOL carryforwards as described above. Moreover, no assurances can be given that an ownership change under Section 382 of the Internal Revenue Code has not occurred prior to the rights offering or will not occur as a result of the rights offering. Risks Relating to the Ownership of Our Common Stock Since we have not paid dividends on our common stock, you cannot expect dividend income from an investment in our common stock. We have not paid any dividends on our common stock since our inception and do not contemplate or anticipate paying any dividends on our common stock in the foreseeable future. Future potential lenders may prohibit us from paying dividends without its prior consent. Therefore, holders of our common stock may not receive any dividends on their investment in us. Earnings, if any, will be retained and used to finance the development and expansion of our business. We may issue preferred stock with rights senior to our common stock, which may adversely impact the voting and other rights of the holders of our common stock. Our certificate of incorporation authorizes the issuance of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors up to an aggregate of 5,000,000 shares of preferred stock. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights, which would adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our Company, which could have the effect of discouraging bids for our Company and thereby prevent stockholders from receiving the maximum value for their shares. Although we have no present intention to issue any shares of our preferred stock, in order to discourage or delay a change of control of our Company, we may do so in the future. In addition, we may determine to issue preferred stock in connection with capital raising efforts and the terms of the stock so issued could have special voting rights or rights related to the composition of our Board. The exercise of our outstanding options and warrants may depress our stock price and dilute your ownership of the company. As of June 30, 2016, the following options and warrants were outstanding:  Stock options to purchase 2,214,000 shares of common stock at exercise prices ranging from $0.56 to $1.96 per share, not all of which are immediately exercisable. The weighted average exercise price of the outstanding stock options is $1.40 per share.  Warrants to purchase 20,000 shares of common stock with an exercise price of $2.28 per share. To the extent that these securities are exercised, dilution to our shareholders will occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of these securities can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise terms provided by those securities. Anti-takeover provisions in our Articles of Incorporation make a change in control of our Company more difficult. The provisions of our Articles of Incorporation and the New Jersey Business Corporation Act, together or separately, could discourage potential acquisition proposals, delay or prevent a change in control and limit the price

{N0118338 4 } 19 that certain investors might be willing to pay in the future for our common stock. Among other things, these provisions:  require certain supermajority votes; and  establish certain advance notice procedures for nomination of candidates for election as directors and for shareholders’ proposals to be considered at shareholders' meetings. Pursuant to our articles of incorporation, the board of directors has authority to issue up to 5,000,000 preferred shares without further shareholder approval, which could have dividend, liquidation, conversion, voting and other rights and privileges that are superior or senior to our common stock. In addition, the New Jersey Business Corporation Act contains provisions that, under certain conditions, prohibit business combinations with 10% shareholders and any New Jersey corporation for a period of five years from the time of acquisition of shares by the 10% shareholder. The New Jersey Business Corporation Act also contains provisions that restrict certain business combinations and other transactions between a New Jersey corporation and 10% shareholders. Our executive officers, directors and significant stockholders will be able to influence matters requiring stockholder approval. As of June 30, 2016, our executive officers, directors and largest shareholder (Wynnefield Capital, Inc. and its affiliates) own approximately 52% of our outstanding common stock. Within this amount, Wynnefield Capital, Inc. and its affiliates own approximately 42% of our outstanding common stock. Further, as described above, in the event Wynnefield Capital exercised all of the subscription rights offered pursuant to the standby purchase agreement, its percentage ownership interest of our common stock would increase to approximately 46% of our outstanding shares of common stock. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale or merger of our company and may negatively affect the market price of our common stock. These transactions might include proxy contests, tender offers, mergers or other purchases of common stock that could give our stockholders the opportunity to realize a premium over the then- prevailing market price for shares of our common stock. Further, in the May 2, 2016 note purchase agreement with Wynnefield Capital, we granted them the right, subject to certain exceptions, including this rights offering, to purchase a pro rata portion of any new equity securities proposed to be offered or sold by us, for a period expiring on the earlier of the maturity date or the accelerated payment date of the subordinated notes. If Wynnefield Capital was able to exercise this right in connection with a future securities offering by us, it would have the ability to further protect its percentage ownership interest in our common stock. In addition, persons associated with Wynnefield Capital, Inc. currently serve on our board of directors. As a result of this share ownership and relationship, our largest stockholder will be able to influence the affairs and actions of our company, including matters requiring stockholder approval such as the election of directors and approval of significant corporate transactions. The interests of our principal stockholders may differ from the interests of the other stockholders. Risks Related to Our Business and Our Industry We depend on contracts with the Federal government for virtually all of our revenue and our business could be seriously harmed if the Federal government decreased or ceased doing business with us or changed its budgets or budgetary priorities. Presently, we derive all of our revenue from agencies of the federal government. For the fiscal years ended September 30, 2015 and 2014, we derived approximately 95% and 96%, respectively, of our revenue from various contracts awarded by the DVA. For the nine months ended June 30, 2016, we derived approximately 83% of our revenue from contracts awarded by the DVA and approximately 13% of our revenue from contracts with HHS, following the acquisition of Danya. Accordingly, we remain dependent upon the continuation of our relationships with the DVA and HHS. As of September 30, 2015, contract awards from the DVA on our Federal supply schedule contract for professional and allied healthcare services is in effect through June 2017. Our logistics worldwide services contract is in effect through November 2017. Both Federal contract schedules are renewed on a recurring basis for a multi-year period. The single largest program held by Danya International, has been the Office of Head Start Monitoring Support (OHS) project under HHS. The OHS project contributed approximately 80% of Danya’s

{N0118338 4 } 20 revenue for fiscal year 2015 and 60% of its revenue for 2014. The OHS contract is awarded under the GSA federal supply schedule for professional services and is in effect through April 2020. These agreements are subject to the Federal Acquisition Regulations, and there can be no assurance as to the actual amount of services that we will ultimately provide to the customers under these awards. Moreover, our contracts with the DVA are coming up for re-compete, and there is no guarantee that the DVA will extend these contracts or that if DVA issues new requests for proposals, that we will be the successful bidder. The loss of one or more these major programs would result in significant loss of revenue and would have a material adverse effect on our results of operations, cash flows and financial condition. Because we derive all of our revenue from contracts with the Federal government, the success and development of our business will continue to depend on our successful participation in Federal government contract programs. In recent years past, we have seen frequent debates regarding the scope of funding of our customers, thereby leading to budgetary uncertainty for our Federal customers. Future instances of this uncertainty may result in reduced awards, postponements in procurement of services and delays in collection of payments, which may affect our results of operations. Therefore, period-to-period comparisons of our operating results may not be a good indication of our future performance. In the event the budgets or budgetary priorities of the U.S. Government entities with which we do business, particularly the DVA or HHS, are delayed, decreased or underfunded, our consolidated revenues and results of operations could be materially and adversely affected. Loss of our GSA schedule contracts or other contracting vehicles could impair our ability to win new business and perform under existing contracts. We currently hold multiple GSA schedule contracts, including a Federal supply schedule contract for professional and allied healthcare services and the logistics worldwide services contract. If we were to lose one or more of these contracts or other contracting vehicles, we could lose a significant revenue source and our operating results and financial condition could be materially and adversely affected. Our contract proposals and in many cases our invoices are subject to audits and investigations by U.S. Government agencies and unfavorable government audit results could force us to refund previously recognized revenues and could subject us to a variety of penalties and sanctions. From time to time, U.S. Government representatives may audit our performance on and invoices submitted on our U.S. Government contract. Further, federal agencies can also audit and review our compliance with applicable laws, regulations and standards. Under these audits, if it is found that we incorrectly invoiced or invoiced work not performed or claimed hours to be performed that were not performed we would have to refund these amounts. Normally, these audits are performed throughout the year and as such if found represent a refund within the current year. However, the government may go further back in time than the present fiscal year and adjustments may result over one or more fiscal years. Additionally, as a government contractor, we are from time to time subject to inquiries and investigations of our business practices by the U.S. Government due to our participation in government contracts. We cannot assure you that any such inquiry or investigation will not have a material adverse effect on our results of operations, cash flows, and financial condition. If a government audit uncovers illegal activities or activities not in compliance with a contract's terms or conditions, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines, and suspension or debarment from doing business with federal government agencies. In addition, we could suffer serious harm to our reputation if allegations of impropriety were made against us, whether or not true. If we were suspended or debarred from contracting with the federal government generally or with any specific agency, if our reputation or relationships with government agencies were impaired, or if the government otherwise were to cease doing business with us or were to significantly decrease the amount of business it does with us, our revenue, cash flows and operating results would be materially adversely affected. If an audit determines that any of our administrative processes and systems do not comply with requirements, we may be subjected to increased government scrutiny and approval that could delay or otherwise adversely affect our ability to compete for or perform contracts or collect our revenue in a timely manner. Therefore, an unfavorable outcome of an audit could cause actual results to differ materially and adversely from those

{N0118338 4 } 21 anticipated. Moreover, if an audit determines that costs were improperly allocated to a specific contract, such amounts will not be reimbursed, and any such costs already reimbursed must be refunded and certain penalties may be imposed We may experience fluctuations in our revenues and operating results from period to period. Our profitable financial results depend upon increasing our revenue while managing costs and expense. Our quarterly revenue and operating results may fluctuate significantly and unpredictably in the future. We have expended, and will continue to expend, substantial resources to enhance our health services offerings and expansion into the Federal health market. We may incur growth expenses before new business revenue is realized, thus showing lower profitability in a particular period or consecutive periods. We may be unable to achieve desired levels of revenue growth due to circumstances that are beyond our control, as already expressed regarding competition, government budgets, and the procurement process in general. Although we continue to manage our operating costs and expenses, there is no guarantee that we will significantly increase future revenue and profit in any particular future period. Revenue levels achieved from our customers, the mix of solutions that we offer and our performance on future contracts will affect our financial results. Future legislative or government budgetary and spending changes could negatively impact our business. U.S. Government programs are subject to annual congressional budget authorization and appropriation processes. For many programs, Congress appropriates funds on a fiscal year basis even though the program performance period may extend over several years. Consequently, programs are often partially funded initially and additional funds are committed only as Congress makes further appropriations. Further, congressional seats may change during election years, and the balance of spending priorities may change along with them. The election of a new President of the United States could also change Federal spending priorities. These potential shifts in spending priorities could result in lower funding for our Veteran Affairs and Head Start programs. DVA programs, which accounted for approximately 96% of our revenue during the past two years, were exempt from the spending caps established under Federal government sequestration targets enacted in 2013. However, the Office of Head Start under HHS was not exempt from sequestration, and accounted for approximately 80% of Danya’s revenue during fiscal year 2015. Further, following our acquisition of Danya, approximately 13% of our revenue was derived from contracts with HHS. Moreover, our growth into other government markets may be impacted by measures in place since March 2013, when the federal government began operating under sequestration required by the Budget Control Act of 2011 (BCA). Under sequestration, reductions in both defense and civil agency expenditures have taken place in each of the government’s fiscal years since 2013 and, unless the BCA is amended or repealed, will continue through the government’s Fiscal Year 2021. On November 2, 2015, the President signed the Bipartisan Budget Act of 2015, which raises the statutory limit on the amount of permissible federal debt raises the sequester caps imposed by the BCA by $80 billion, split between defense and domestic spending, over the next two years). On December 18, 2015, Congress passed and the President signed the Consolidated Appropriations Act of 2016, which provides funding for the U.S. government through September 2016. The budget environment, including sequestration as currently mandated and uncertainty surrounding the appropriations processes, remain significant long-term risks. Considerable uncertainty exists regarding how future budget and program decisions will unfold, what challenges budget reductions will present for the government services industry and whether an annual appropriations bill will be enacted for FY 2017. If an annual appropriations bill is not enacted for FY 2017 or beyond, the U.S. Government may operate under a continuing resolution, restricting new contract or program starts and we may face a government shutdown of unknown duration. Significant delays or reductions in appropriations for our programs and U.S. Government funding more broadly may negatively impact our business and could result in a significant loss of revenue. Our results of operations, cash flows and financial condition would be materially adversely affected in the event that we were unable to continue our relationships with the DVA or HHS. The U.S. Government contract bid process is highly competitive, complex and sometimes lengthy, and is subject to protest and implementation delays.

{N0118338 4 } 22 Many of our contracts and task orders with the Federal government are awarded through a competitive bidding process, which is complex and sometimes lengthy. We expect that much of the business that we will seek in the foreseeable future will continue to be awarded through competitive bidding. Many of our competitors are larger and have greater resources than we do, larger client bases and greater brand recognition. Our competitors, individually or through relationships with third parties, may be able to provide clients with different or greater capabilities or benefits than we can provide. If we are unsuccessful in competing with these other companies, our revenues and margins may materially decline. This competitive bidding process presents a number of risks, including the following: (i) we expend substantial cost and managerial time and effort to prepare bids and proposals for contracts that we may not win, and to defend those bids through any protest process; (ii) we may be unable to estimate accurately the resources and cost structure that will be required to service any contract we win; and (iii) we may encounter expenses and delays if our competitors protest or challenge awards of contracts to us in competitive bidding, and any such protest or challenge could result in the resubmission of bids on modified specifications, or in the termination, reduction or modification of the awarded contract. There can be no assurance that we will win any particular bid, or that we will be able to replace business lost upon expiration or completion of a contract, and the termination or non-renewal of any of our significant contracts could cause our actual results to differ materially and adversely from those anticipated. If a bid is won and a contract awarded, there still is the possibility of a bid protest or other delays in implementation. Our business could be adversely affected by delays caused by our competitors protesting major contract awards received by us, resulting in the delay of the initiation of work. It can take many months to resolve protests by one or more of our competitors of contract awards we receive. The resulting delay in the startup and funding of the work under these contracts may cause our actual results to differ materially and adversely from those anticipated, and there can be no assurance that such protest process or implementation delays will not have a material adverse effect on our financial condition or results of operations in the future. Our business may suffer if we or our employees are unable to obtain the security clearances or other qualifications we and they need to perform services for our clients. Many federal government contracts require us to have security clearances and employ personnel with specified levels of education, work experience and security clearances. Depending on the level of clearance, security clearances can be difficult and time-consuming to obtain. If we or our employees lose or are unable to obtain necessary security clearances, we may not be able to win new business and our existing clients could terminate their contracts with us or decide not to renew them. To the extent we cannot obtain or maintain the required security clearances for our employees working on a particular contract, we may not derive the revenue anticipated from the contract, which could cause our results to differ materially and adversely from those anticipated. Our business is regulated by complex federal procurement laws and regulations, and we are subject to periodic compliance reviews by governmental agencies. We must comply with complex laws and regulations relating to the formation, administration, and performance of federal government contracts. These laws and regulations create compliance risk and affect how we do business with our federal agency clients, and may impose added costs on our business. The government may in the future reform its procurement practices or adopt new contracting rules and regulations, including cost accounting standards, that could be costly to satisfy or that could impair our ability to obtain new contracts. Our performance on our U.S. Government contracts and our compliance with applicable laws and regulations, including submission of invoices to our customers, are subject to audit by the government. The scope of any such audits could span multiple fiscal years. If a government review or investigation uncovers illegal activities or activities not in compliance with a particular contract's terms or conditions, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, harm to our reputation, suspension of payments, fines, and suspension or debarment from doing business with Federal government agencies. Any of these events could lead to a material reduction in our revenues, cash flows and operating results. Further, as the reputation and relationships that we have established and currently maintain with government personnel and agencies are important to our ability to maintain existing business and secure new business, damage to our reputation or relationships could have a material adverse effect on our revenue and operating results.

{N0118338 4 } 23 U.S. Government contracts may be terminated at will and we may not receive the full amounts authorized under the contracts included in our backlog, which could reduce our revenue in future periods below the levels anticipated. Many of the U.S. Government programs in which we participate as a contractor or subcontractor may extend for several years. The U.S. Government may modify, curtail or terminate its contracts and subcontracts for convenience and to the extent that a contract award contemplates one or more option years, the Government may decline to exercise such option periods. Accordingly, the maximum contract value specified under a government contract or task order awarded to us is not necessarily indicative of the revenue that we will realize under that contract. Due to our dependence on these programs, the modification, curtailment or termination of our major programs or contracts may have a material adverse effect on our results of operations and financial condition. In addition, our contracts may only be partially funded at any point during their term, and some of the work intended to be performed under such contracts will remain unfunded pending subsequent appropriations of funds to the contract by the procuring agency. Our backlog consists of funded backlog, which is based on amounts actually committed by a client for payment for goods and services, and unfunded backlog, which is based upon management's estimate of the future potential of our existing contracts and task orders, including options, to generate revenue. Our backlog may not result in actual revenue in any particular period, or at all, which could cause our actual results to differ materially and adversely from those anticipated. Our business growth and profitable operations require that we develop and maintain strong relationships with other contractors with whom we partner or otherwise depend. As we look to increase revenue from teaming ventures with other companies, we carry substantial risk in maintaining strong, trusted working relationships in order to successfully fulfill contract obligations. Teaming arrangements may include being engaged as a subcontractor to a prime contractor, engaging a subcontractor on a contract for which we are the prime contractor, or entering into a joint venture with another company. We may lack control over fulfillment of such contracts, and poor performance on the contract could impact our customer relationship, even if we perform as required. We expect to depend on relationships with other contractors for a portion of our revenue in the foreseeable future. Our revenue and operating results could differ materially and adversely from those anticipated if any such prime contractor or teammate choses to offer directly to the client services of the type that we provide or if they team with other companies to provide those services. Our employees, or those of our teaming partners, may engage in misconduct or other improper activities which could harm our business. We are exposed to risk from misconduct or fraud by our employees, or employees of our teaming partners. Such violations could include intentional disregard for Federal government procurement regulations, engaging in unauthorized activities, seeking reimbursement for improper expenses, or falsifying time records. Employee misconduct could also involve the improper use of our clients’ sensitive or classified information and result in a serious harm to our reputation. While we have appropriate policies in effect to deter illegal activities and promote proper conduct, it is not always possible to deter employee misconduct. Precautions to prevent and detect this activity may not be effective in controlling such risks or losses, which could materially and adversely affect our business, results of operations, financial condition, cash flows, and liquidity. Our profits and revenues could suffer if we are involved in legal proceedings, investigations and disputes. We are exposed to legal proceedings, investigations and disputes. In addition, in the ordinary course of our business we may become involved in legal disputes regarding personal injury or employee disputes. While we provision for these types of incidents through commercial third party insurance carriers, we often defray these types of cost through higher deductibles. Any unfavorable legal ruling against us could result in substantial monetary damages by losing our deductible portion of carried insurance. We maintain insurance coverage as part of our overall legal and risk management strategy to lower our potential liabilities. If we sustain liabilities that exceed our insurance coverage or for which we are not insured, it could have a material adverse impact on our results of operations, cash flows and financial condition, including our profits, revenues and liquidity. We are dependent upon certain of our management personnel and do not maintain “key personnel” life insurance on our executive officers. Our success to date has resulted in part from the significant contributions of our executive officers. Our executive officers are expected to continue to make important contributions to our success. As of the record date,

{N0118338 4 } 24 our CEO, CFO, Executive Vice President, and the President of DLH Solutions are under employment contracts. However, we do not maintain “key person” life insurance on any of our executive officers. Loss for any reason of the services of our key personnel could materially affect our operations. We may not be fully covered by the insurance we procure and our business could be adversely impacted if we were not able to renew all of our insurance plans. Although we carry multiple lines of liability insurance (including coverage for medical malpractice and workers’ compensation), they may not be sufficient to cover the total cost of any judgments, settlements or costs relating to any present or future claims, suits or complaints. If we are unable to secure renewal of our insurance contracts or the renewal of such contracts with favorable rates and with competitive benefits, our business could be adversely affected. In addition, sufficient insurance may not be available to us in the future on satisfactory terms or at all. Our placement of employees increases our potential liability for negligence and professional malpractice and such liabilities may not become immediately apparent. Any increase in our costs of insurance will impact our profitability to the extent that we cannot offset these increases into our costs of services. If the insurance we carry is not sufficient to cover any judgments, settlements or costs relating to any present or future claims, suits or complaints, our business, financial condition, results of operations and liquidity could be materially adversely affected. Our financial condition may be affected by increases in employee healthcare claims and insurance premiums, unemployment taxes and workers’ compensation claims and insurance rates. Our current workers’ compensation and medical plans are partially self-funded insurance programs. We currently pay base premiums plus actual losses incurred, not to exceed certain individual and aggregate stop-loss limits. In addition, our health insurance premiums, state unemployment taxes and workers’ compensation rates are in large part determined by our claims experience. These categories of expenditure comprise a significant portion of our direct costs. If we experience a large increase in claim activity, our direct expenditures, health insurance premiums, unemployment taxes or workers’ compensation rates may increase. Although we employ internal and external risk management procedures in an attempt to manage our claims incidence and estimate claims expenses and structure our benefit contracts to provide as much cost stability as reasonably possible given the self-funded nature of our plans, we may not be able to prevent increases in claim activity, accurately estimate our claims expenses or pass the cost of such increases on to our clients. Since our ability to incorporate such increases into our fees to our clients is constrained by contractual arrangements with our clients, a delay could occur before such increases could be reflected in our fees, which may reduce our profit margin. As a result, such increases could have a material adverse effect on our financial condition, results of operations and liquidity. If we are unable to attract qualified personnel, our business may be negatively affected. We rely heavily on our ability to attract and retain qualified professionals and other personnel who possess the skills, experience and licenses necessary in order to provide our solutions for our assignments. Our business is materially dependent upon the continued availability of such qualified personnel. Our inability to secure qualified personnel would have a material adverse effect on our business. The cost of attracting qualified personnel and providing them with attractive benefits packages may be higher than we anticipate and, as a result, if we are unable to pass these costs on to our clients, our profitability could decline. Moreover, if we are unable to attract and retain qualified personnel, the quality of our services may decline and, as a result, we could lose clients. We are exposed to increased costs and risks associated with complying with increasing and new regulation of corporate governance and disclosure standards. Due to the requirements of the Sarbanes-Oxley Act of 2002, we spend an increasing amount of management’s time and resources (both internal and external) to comply with changing laws, regulations and standards relating to corporate governance and public disclosures. This compliance requires management’s annual review and evaluation of our internal control systems. This process has caused us to engage outside advisory services and has resulted in additional accounting and legal expenses. We may encounter problems or delays in completing these reviews and evaluation and the implementation of improvements. If we are not able to timely comply with the requirements set forth in the Sarbanes-Oxley Act of 2002, we might be subject to sanctions or investigation by regulatory authorities. Any such action could materially adversely affect our business and our stock price.

{N0118338 4 } 25 We are highly dependent on the proper functioning of our information systems. We are highly dependent on the proper functioning of our information systems in operating our business. Critical information systems used in daily operations match employee resources and client assignments and track regulatory credentialing. They also perform payroll, billing and accounts receivable functions. While we have multiple back up plans for these types of contingencies, our information systems are vulnerable to fire, storm, flood, power loss, telecommunication outages, physical or software break-ins and similar events. If our information systems become inoperable, or are otherwise unavailable, these functions would have to be accomplished manually, which in turn could impact our financial viability, due to the increased cost associated with performing these functions manually. We may have difficulty identifying and executing acquisitions on favorable terms and therefore may grow at slower than anticipated rates. One of our key growth strategies is to selectively pursue acquisitions. Through acquisitions, we expect to be able to expand our base of federal government customers, increase the range of solutions we offer to our customers and deepen our penetration of existing markets and customers. We may encounter difficulty identifying and executing suitable acquisitions. To the extent that management is involved in identifying acquisition opportunities or integrating new acquisitions into our business, our management may be diverted from operating our core business. Without acquisitions, we may not grow as rapidly as expected, which could cause our actual results to differ materially and adversely from those anticipated. We may encounter other risks in executing our acquisition strategy, including: • increased competition for acquisitions may increase the costs of our acquisitions; • non-discovery or non-disclosure of material liabilities during the due diligence process, including omissions by prior owners of any acquired businesses or their employees in complying with applicable laws or regulations, or their inability to fulfill their contractual obligations to the federal government or other customers; and • acquisition financing may not be available on reasonable terms or at all. Any of these risks could cause our actual results to differ materially and adversely from those anticipated. We may have difficulty integrating the operations of any companies we acquire, including our May 2016 acquisition of Danya International, which could cause actual results to differ materially and adversely from those anticipated. The success of our acquisition strategy will depend upon our ability to successfully integrate any businesses we may acquire in the future. The integration of these businesses into our operations may result in unforeseen operating difficulties, absorb significant management attention and require significant financial resources that would otherwise be available for the ongoing development of our business. These integration difficulties include the integration of personnel with disparate business backgrounds, the transition to new information systems, coordination of geographically dispersed organizations, loss of key employees of acquired companies, and reconciliation of different corporate cultures. For these or other reasons, we may be unable to retain key customers of acquired companies. Moreover, any acquired business may not generate the revenue or net income we expected or produce the efficiencies or cost-savings we anticipated. Any of these outcomes could cause our actual results to differ materially and adversely from those anticipated. If our subcontractors do not perform their contractual obligations, our performance as a prime contractor and our ability to obtain future business could be materially and adversely impacted and our actual results could differ materially and adversely from those anticipated. Our performance of government contracts may involve the issuance of subcontracts to other companies upon which we rely to perform all or a portion of the work we are obligated to deliver to our customers. Unsatisfactory performance by one or more of our subcontractors to deliver on a timely basis the agreed-upon supplies, perform the agreed-upon services, or appropriately manage their vendors may materially and adversely

{N0118338 4 } 26 impact our ability to perform our obligations as a prime contractor. A subcontractor’s performance deficiency could result in the government terminating our contract for default. A default termination could expose us to liability for excess costs of re-procurement by the government and have a material adverse effect on our ability to compete for future contracts and task orders. Depending upon the level of problem experienced, such problems with subcontractors could cause our actual results to differ materially and adversely from those anticipated. We have a substantial amount of goodwill on our balance sheet. Future write-offs of goodwill may have the effect of decreasing our earnings or increasing our losses. We have previously obtained growth through acquisitions of other companies and businesses. Under existing accounting standards, we are required to periodically review goodwill assets for possible impairment. In the event that we are required to write down the value of any assets under these pronouncements, it may materially and adversely affect our earnings. Risks Relating To Our Revolving Credit Line We have incurred significant debt in connection with our recent acquisition and we must make the scheduled principal and interest payments on the facility and maintain compliance with other debt covenants. On May 2, 2016, we entered into a loan agreement with Fifth Third Bank under which the bank agreed to provide (i) a $25.0 million senior secured term loan (the “Term Loan”) with a five year maturity date and (ii) a two (2) year revolving loan facility in an aggregate amount of up to $10.0 million (the “Revolving Loan Facility”). Upon closing of this financing, we received the full $25.0 million of proceeds under the Term Loan and drew $5.0 million from the Revolving Loan Facility and used such amounts in connection with the Danya acquisition. The loan is secured by all of our assets. Interest on the loan accrues at the rate of LIBOR plus 3.0% per annum. The loan agreement requires compliance with a number of financial covenants and contains restrictions on our ability to engage in certain transactions. Among other matters, we must comply with limitations on: granting liens; incurring other indebtedness; maintenance of assets; investments in other entities and extensions of credit; mergers and consolidations; and changes in nature of business. Also, the loan agreement requires us to comply with certain financial covenants including a minimum fixed charge coverage ratio and a Funded Indebtedness to Adjusted EBITDA ratio. In addition to monthly payments of the outstanding indebtedness, the loan agreement also requires prepayments of a percentage of excess cash flow, as defined in the loan agreement. Accordingly, a portion of our cash flow from operations will be dedicated to the repayment of our indebtedness. The loan agreement provides for customary events of default following which the bank may, at its option, terminate the commitments under the loan agreement, stop making additional credit available, declare amounts outstanding, including principal and accrued interest and fees, payable immediately, and enforce any and all rights and interests of the lenders. The defined events of default include, among other things, a payment default, covenant default or defaults on other indebtedness or judgments in excess of a stipulated amount, change of control events, suspension or disbarment from contracting with the federal government and the material inaccuracy of our representations and warranties. If we are unable to make the scheduled principal and interest payments on the loan agreement or maintain compliance with other debt covenants, we may be in default under the loan agreement, which would likely have a material adverse effect on our business, financial condition and results of operations. CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS Certain statements made in this prospectus and in the documents incorporated by reference are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward- looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These statements reflect our reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. The factors listed under “Risk Factors” in this prospectus and in any documents incorporated by reference into this prospectus as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the

{N0118338 4 } 27 expectations we describe in our forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties related to: • the effects of future legislative or government budgetary and spending changes; • the use of a substantial portion of our existing cash resources in our recent acquisition; • incurrence of a substantial amount of debt with increased interest expense and amortization demands, compliance with new bank financial and other covenants, • delays in the U.S. government contract procurement process or the award of contracts; delays or loss of contracts as result of competitor protests • difficulties in integrating acquired businesses; • the outcome of reviews or audits, which might result in financial penalties and reduce our ability to respond to invitations for new work; • a failure to comply with laws governing our business, which might result in our being subject to fines, penalties and other sanctions; • our failure to successfully bid for and accurately price contracts to generate our desired profit; • our ability to maintain relationships with key government entities or prime contractors or joint venture partners, from whom a substantial portion of our revenue is derived; • the ability of government customers to terminate contracts on short notice, with or without cause; • our ability to manage capital investments and up-front costs incurred before we receive related contract payments; • our ability to maintain technology systems and otherwise protect confidential or protected information; • our ability to execute our business plan and long-term management initiatives effectively and to overcome these and other known and unknown risks that we face; and • other factors, including those discussed in “Risk Factors” in this prospectus and incorporated by reference into this prospectus. Before you invest in our securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus under the heading “Risk Factors,” and in any documents incorporated by reference into this prospectus could have a material adverse effect on our business, results of operations and financial position. Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ will emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act. USE OF PROCEEDS Although the actual amount will depend on participation in the rights offering, we expect that the gross proceeds from the rights offering will be approximately $2,650,000. We estimate our offering expenses to be approximately $150,000. We intend to use the proceeds of the rights offering to repay the $2.5 million of subordinated notes held by funds affiliated with Wynnefield Capital, plus the accrued interest on such amount in accordance with the note purchase agreement we entered into with Wynnefield Capital. As described in greater detail under the caption “Prospectus Summary – Acquisition of Danya International and Financing Arrangements”,

the proceeds received from the issuance of these subordinated notes were used towards our acquisition of Danya International. These subordinated notes bear interest at the rate of 4.0% per annum and mature on the earlier of November 2, 2021 or our completion of an equity financing transaction, including this rights offering, resulting in at least $2.5 million of gross proceeds. Any additional amounts that we receive in this rights offering will be used to provide for additional liquidity for working capital and general corporate purposes.

## CAPITALIZATION

The following table describes capitalization as of June 30, 2016, on an actual basis and as adjusted to give effect to the rights offering, assuming gross proceeds from the rights offering of $2,650,000 million and before deducting the estimated offering expenses of $150,000. The as adjusted balance sheet presented below include extinguishing the $2.5 million subordinated debt with proceeds from this rights offering. The remaining debt after extinguishing the subordinated debt is $23.0 million senior debt. As adjusted balances are subject to change based upon final participation in the rights offering. You should read this table together with the information under the heading "Management's Discussion and Analysis of Results of Operations and Financial Condition" and our unaudited consolidated financial statements and related notes and other financial information in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 incorporated into this prospectus by reference.

| | As of June 30, 2016 | |
|---|---|---|
| | Actual (unaudited) | As Adjusted(1) (unaudited) |
| | (in thousands, except share amounts) | |
| **Cash and cash equivalents** | $ 2,820 | $ 2,820 |
| Debt obligations – current | $ 4,363 | 4,363 |
| Derivative financial instruments, at fair value | 177 | --- |
| Accrued payroll | 3,763 | $ 3,763 |
| Accounts payable, accrued expenses and other current liabilities | 7,716 | 7,716 |
| Total Current Liabilities | 16,019 | 15,842 |
| Debt obligations – long term | 22,178 | 19,855 |
| Other long term liabilities | 150 | 150 |
| **Total liabilities** | **$ 38,347** | **35,847** |
| Shareholders' equity: | | |
| Common stock, $0.001 par value—authorized, 40,000 shares; issued and outstanding, 10,407* at June 30, 2016 and 9,551 at September 30, 2015 | $ 10 | 11 |
| Preferred stock, $0.1 par value—authorized, 5,000 shares; none issued and outstanding | -- | -- |
| Additional paid-in capital | 79,272 | 81,771 |
| Accumulated deficit | (52,519) | (52,519) |
| **Total shareholders' equity** | **$ 26,763** | **29,263** |
| **Total Capitalization** | **$ 65,110** | **$ 65,110** |

* 11,118 thousand shares of common stock outstanding after issuance of an estimated 711 thousand shares from the rights offering.

{N0118338 4 }

28

{N0118338 4 } 29 THE RIGHTS OFFERING The Subscription Rights We are distributing, at no charge, to the record holders of our shares of common stock as of August 19, 2016, the record date, non-transferable subscription rights to purchase shares of our common stock at a subscription price of $3.73 per whole share. The subscription rights will entitle the holders of our common stock to purchase at total of approximately 710,455 shares of our common stock. Each eligible holder of record of shares of our common stock will receive one subscription right for each share of common stock owned by such holder as of 5:00 p.m., New York time, on the record date. Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege. We intend to keep the rights offering open until , 2016, unless our board of directors, in its sole discretion, extends such time. Basic Subscription Privilege With your basic subscription privilege, each right entitles you to purchase 0.06827 shares of our common stock, upon delivery of the required documents and payment of the subscription price of $3.73 per whole share, prior to the expiration of the rights offering. Accordingly, you will need to exercise 14.64 subscription rights to purchase one whole share of our common stock at the subscription price of $3.73 per whole share. You will receive one subscription right for each share of our common stock you owned as of 5:00 p.m., New York time, on the record date. You may exercise all or a portion of your basic subscription privilege; however, if you exercise less than your full basic subscription privilege, you will not be entitled to purchase shares under your over-subscription privilege. We will not issue fractional shares of common stock in the rights offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number a holder would otherwise be entitled to purchase, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty. Over-Subscription Privilege If you purchase all of the shares of our common stock available to you pursuant to your basic subscription privilege, you may also choose to purchase a portion of the shares of our common stock that are not purchased by other stockholders through the exercise of their respective basic subscription privileges. If sufficient shares of common stock are available, we will seek to honor the over-subscription requests in full. If, however, over- subscription requests exceed the number of shares of common stock available, we will allocate the available shares of common stock pro rata among each person properly exercising the over-subscription privilege in proportion to the number of shares of common stock each person subscribed for under the basic subscription privilege. If this pro rata allocation results in any person receiving a greater number of shares of common stock than the person subscribed for pursuant to the exercise of the over-subscription privilege, then such person will be allocated only that number of shares for which the person over-subscribed, and the remaining shares of common stock will be allocated among all other persons exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares of common stock have been allocated or all over-subscription requests have been fulfilled, whichever occurs earlier. We have implemented a limitation upon the subscription rights in the over-subscription privilege which may be exercised by the subscribers in the rights offering. As a condition to the rights offering, and by signing the Election To Purchase, the subscriber understands and agrees that: • the subscriber shall not have the right to purchase in the over-subscription privilege more than a number of shares in excess of the number of shares of common stock beneficially owned by such subscriber as of the record date; and

{N0118338 4 } 30 • we have the right to instruct the Subscription Agent to reduce the amount of any over-subscription exercise in excess of the limitation set forth above. In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offer. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offer, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock that may be available to you (i.e., for the maximum number of shares of common stock available to you, assuming you exercise all of your basic subscription privilege and are allotted the full amount of your over-subscription as elected by you). We can provide no assurance that you will actually be entitled to purchase the number of shares issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy your exercise of the over-subscription privilege if all of our stockholders exercise their basic subscription privileges in full, and we will only honor an over-subscription privilege to the extent a sufficient amount of shares of our common stock are available following the exercise of subscription rights under the basic subscription privileges. To the extent the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty. To the extent the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the over-subscription privilege. Delivery of Shares of Common Stock Acquired in the Rights Offering If you purchase shares in the rights offering by submitting a rights certificate and payment, we will mail you a stock certificate evidencing the new shares purchased as soon as practicable after the completion of the rights offering. One stock certificate will be generated for each rights certificate processed. Until your stock certificate is received, you may not be able to sell the shares of common stock acquired in the rights offering. If, as of the record date, your shares were held by a custodian bank, broker, dealer or other nominee, and you participate in the rights offer, you will not receive stock certificates for your new shares. Your custodian bank, broker, dealer or other nominee will be credited with the shares of common stock you purchase in the rights offering as soon as practicable after the completion of the rights offering. Reasons for the Rights Offering A rights offering provides the eligible stockholders the opportunity to participate in a capital raise on a pro rata basis and minimizes the dilution of their ownership interest in our company. Assuming all the shares of common stock offered are sold, we expect that the gross proceeds from the rights offering will be approximately $2,650,000. Our expenses are estimated to be $150,000. We are conducting the rights offering to raise capital which will be used to repay the outstanding subordinated notes in the aggregate principal amount of $2,500,000 that are held by funds affiliated with Wynnefield Capital, Inc. Wynnefield Capital acquired these subordinated notes in connection with the financing of the Danya acquisition. Effect of Rights Offering on Existing Stockholders The ownership interests and voting interests of the existing stockholders that do not fully exercise their basic subscription privileges will be diluted. Method of Exercising Subscription Rights

{N0118338 4 } 31 The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows: Subscription by Registered Holders If you hold certificates of shares of our common stock, the number of rights you may exercise pursuant to the basic subscription privilege will be indicated on the rights certificate delivered to you. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full subscription payment, to the subscription agent at the address set forth below in this section under the heading “Subscription Agent,” prior to the expiration of the rights offering. Subscription by DTC Participants We expect that the exercise of your subscription rights may be made through the facilities of DTC. If your subscription rights are held of record through DTC, you may exercise your subscription rights by instructing DTC, or having your broker instruct DTC, to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription privilege and your over-subscription privilege, if any, and your full subscription payment. Subscription by Beneficial Owners If you are a beneficial owner of our shares of common stock that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a rights certificate. Instead, one subscription right will be issued to the nominee record holder for each share of our common stock that you own at the record date. If you are not contacted by your broker, dealer, custodian bank or other nominee, you should promptly contact your broker, dealer, custodian bank or other nominee in order to subscribe for shares of our common stock in the rights offering. If you hold your shares of our common stock in the name of a broker, dealer, custodian bank or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., New York time, , 2016 expiration date we have established for the rights offering. Payment Method for Registered Holders As described in the instructions accompanying the rights certificate, payments must be made in full in United States dollars for the full number of shares of our common stock for which you are subscribing by either (i) check or bank draft payable to Continental Stock Transfer & Trust Company drawn upon a U.S. bank; (ii) postal, telegraphic or express money order payable to the subscription agent; or (iii) wire transfer of immediately available funds to accounts maintained by the subscription agent. Payment received after the expiration of the rights offering may not be honored, and the subscription agent will return your payment to you promptly, without interest or penalty. The subscription agent will be deemed to receive payment upon: • clearance of any uncertified check deposited by the subscription agent; • receipt by the subscription agent of any certified check bank draft drawn upon a U.S. bank; • receipt by the subscription agent of any postal, telegraphic or express money order; or • receipt of collected funds in the subscription agent’s account. If you elect to exercise your subscription rights, we urge you to consider using a certified or cashier’s check, money order, or wire transfer of funds to ensure that the subscription agent receives your funds prior to the expiration of the rights offering. If you send an uncertified check, payment will not be deemed to have been received by the subscription agent until the check has cleared, but if you send a certified check bank draft drawn upon a U.S. bank, a postal, telegraphic or express money order or wire or transfer funds directly to the subscription agent’s

{N0118338 4 } 32 account, payment will be deemed to have been received by the subscription agent immediately upon receipt of such instruments and wire or transfer. Any personal check used to pay for shares of our common stock must clear the appropriate financial institutions prior to the expiration of the rights offering described below. The clearinghouse may require five or more business days. Accordingly, holders that wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration of the rights offering to ensure such payment is received and clears by such date. You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO US. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or us. The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send subscription materials and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to the expiration of the rights offering. Unless a rights certificate provides that the shares of our common stock are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Program Medallion Signature Program or the Stock Exchange Medallion Program, subject to any standards and procedures adopted by the subscription agent. Missing or Incomplete Subscription Information If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. If the subscription agent does not apply your full subscription payment to your purchase of our shares of common stock, any excess subscription payment received by the subscription agent will be returned promptly, without interest or penalty. Expiration Date and Amendments The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., New York time, on , 2016, which is the expiration of the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of common stock to you if the subscription agent receives your rights certificate and subscription payment after that time, regardless of when the rights certificate and subscription payment were sent by you, unless you send the documents in compliance with the guaranteed delivery procedures described below. We have the option to extend the rights offering and the period for exercising your subscription rights, although we do not presently intend to do so. We may extend the expiration of the rights offering by giving oral or written notice to the subscription agent prior to the expiration of the rights offering. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York time, on the next business day after the most recently announced expiration of the rights offering. We reserve the right to amend or modify the terms of the rights offering. Subscription Price

{N0118338 4 } 33 The subscription price was determined by our board of directors. Our board of directors considered a number of factors in determining the price for the rights offering, including:  the terms of our note purchase agreement with Wynnefield Capital;  the price per share at which the standby purchaser is willing to serve as the standby purchaser;  the price at which our stockholders might be willing to participate in the rights offering;  historical and current trading prices for our common stock, which is generally thinly traded, including on a volume weighted average share price basis over certain periods; and  the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. We cannot assure you that the market price for our common stock during the rights offering will be equal to or above the subscription price or that a subscribing owner of rights will be able to sell the shares of common stock purchased in the rights offering at a price equal to or greater than the subscription price. Conditions, Withdrawal and Termination We reserve the right to withdraw the rights offering prior to the expiration of the rights offer for any reason. We may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected subscription rights will expire without value, and all excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation, and all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. Subscription Agent The subscription agent for this offering is Continental Stock Transfer & Trust Co. The address to which subscription documents, rights certificates, notices of guaranteed delivery and subscription payments should be mailed or delivered is: Continental Stock Transfer & Trust Company Attn: Corporate Actions Department 17 Battery Place – 8th Floor New York, NY 10004 You are solely responsible for completing delivery to the subscription agent of your subscription materials. The subscription materials are to be received by the subscription agent on or prior to 5:00 p.m., New York time, on the expiration date of , 2016. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent. If you deliver subscription materials in a manner different from those described in this prospectus, we may not honor the exercise of your subscription rights. Information Agent We have appointed Continental Stock Transfer & Trust Company as information agent for the rights offering. Any questions regarding the DLH rights offering or requests for additional copies of documents may be directed to Continental Stock Transfer & Trust Company, Attn: Corporate Actions Department at (917) 262-2378, Monday through Friday (except bank holidays), between 9:00 a.m. and 6:00 p.m., New York time.

{N0118338 4 } 34 Fees and Expenses We will pay all fees charged by the subscription agent and information agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights. Fractional Shares We will not issue fractional shares. Fractional shares of common stock resulting from the exercise of the basic subscription privilege will be eliminated by rounding down to the nearest whole share. Medallion Guarantee May Be Required Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:  your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or  you are an eligible institution. You can obtain a signature guarantee from a financial institution — such as a commercial bank, savings, bank, credit union or broker dealer — that participates in one of the Medallion signature guarantee programs. The three Medallion signature guarantee programs are the following:  Securities Transfer Agents Medallion Program (STAMP) whose participants include more than 7,000 U.S. and Canadian financial institutions.  Stock Exchanges Medallion Program (SEMP) whose participants include the regional stock exchange member firms and clearing and trust companies.  New York Stock Exchange Medallion Signature Program (MSP) whose participants include NYSE member firms. If a financial institution is not a member of a recognized Medallion signature guarantee program, it would not be able to provide signature guarantees. Also, if you are not a customer of a participating financial institution, it is likely the financial institution will not guarantee your signature. Therefore, the best source of a Medallion Guarantee would be a bank, savings and loan association, brokerage firm, or credit union with whom you do business. The participating financial institution will use a Medallion imprint or stamp to guarantee the signature, indicating that the financial institution is a member of a Medallion signature guarantee program and is an acceptable signature guarantor. Notice to Nominees If you are a broker, dealer, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should submit information and payment for shares. We expect that the exercise of subscription rights on behalf of beneficial owners may be made through the facilities of DTC. You may exercise individual or aggregate beneficial owner subscription rights by instructing DTC to transfer subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights exercised and the

{N0118338 4 } 35 number of common shares subscribed for under the basic subscription privilege and the over-subscription privilege, if any, and your full subscription payment. Beneficial Owners If you do not hold certificates for shares of our common stock, you are a beneficial owner of our shares of our common stock. Instead of receiving a rights certificate, you will receive your subscription rights through a broker, dealer, custodian bank or other nominee. We will ask your broker, dealer, custodian bank or other nominee to notify you of the rights offering. You should contact your broker, dealer, custodian bank or other nominee if you do not receive information regarding the rights offering, but believe you are entitled to subscription rights. We are not responsible if you do not receive notice by your broker, dealer, custodian bank or other nominee or if you do not receive notice in time to respond to your nominee by the deadline established by the nominee, which may be prior to 5:00 p.m. New York time, on , 2016. If you wish to exercise your subscription rights, you will need to have your broker, dealer, custodian bank or other nominee act for you. If you hold certificates for shares of our common stock and received a rights certificate, but would prefer to have your broker, dealer, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transaction for you. Guaranteed Delivery Procedures If you wish to exercise subscription rights, but you do not have sufficient time to deliver the rights certificate evidencing your subscription rights to the subscription agent prior to the expiration of the rights offering, you may exercise your subscription rights by the following guaranteed delivery procedures:  deliver to the subscription agent prior to the expiration of the rights offering the subscription payment for each share you elected to purchase pursuant to the exercise of subscription rights in the manner set forth above under “— Payment Method,”  deliver to the subscription agent prior to the expiration of the rights offering the form entitled “Notice of Guaranteed Delivery,” and  deliver the properly completed rights certificate evidencing your subscription rights being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the subscription agent within three (3) business days following the date you submit your Notice of Guaranteed Delivery. Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the “Form of Instructions for Use of DLH Subscription Rights Certificates,” which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution, acceptable to the subscription agent. A form of that guarantee is included with the Notice of Guaranteed Delivery. In your Notice of Guaranteed Delivery, you must provide:  your name;  the number of subscription rights represented by your rights certificate, the number of shares of our common stock for which you are subscribing under your basic subscription privilege, and the number of shares of our common stock for which you are subscribing under your over-subscription privilege, if any; and

{N0118338 4 } 36  your guarantee that you will deliver to the subscription agent a rights certificate evidencing the subscription rights you are exercising within three (3) business days following the date the subscription agent receives your Notice of Guaranteed Delivery. You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your rights certificate at the address set forth above under “— Subscription Agent.” Eligible institutions may also alternatively transmit a Notice of Guaranteed Delivery to the subscription agent by facsimile transmission at (212) 616-7610. The information agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. You should call Continental Stock Transfer & Trust Company, Corporate Actions Department at (917) 262-2378, to request additional copies of the form of Notice of Guaranteed Delivery. Validity of Subscriptions We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the subscription agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment has been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding. Escrow Arrangements; Return of Funds The subscription agent will hold funds received in payment for shares of our common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn and canceled. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. Stockholder Rights You will have no rights as a holder of our shares of common stock you purchase in the rights offering, if any, until certificates representing our shares of common stock are issued to you or until your account at your record holder is credited with shares of common stock purchased in the rights offering. You will have no right to revoke your subscriptions once made in accordance with the procedures set forth in this prospectus. Foreign Stockholders We will not mail this prospectus or rights certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent prior to 11:00 a.m., New York time, at least three business days prior to the expiration of the rights offering of their exercise of such rights, and, with respect to holders whose addresses are outside the United States, provide evidence satisfactory to us, such as a legal opinion from local counsel, that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder. No Revocation or Change Once you submit the form of rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable,

{N0118338 4 } 37 even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase additional common shares at the subscription price. Arrangements with Wynnefield Capital Wynnefield Capital beneficially owns approximately 42% (4,377,286 total shares) (excluding warrants held by Wynnefield Capital) of our outstanding shares of common stock on the record date. In May 2016, we entered into a note purchase agreement with funds affiliated with Wynnefield Capital in connection with our acquisition of Danya International, pursuant to which the affiliated funds purchased from us subordinated notes in the aggregate principal amount of $2.5 million. The notes issued to the subordinated lenders mature on the earlier of the 66-month anniversary of issuance or our completion of an equity financing transaction, including a rights offering, resulting in at least $2.5 million of gross proceeds. Under this agreement, we agreed to use our best efforts to effect a rights offering for at least $2.5 million, in order to generate the proceeds to retire the subordinated notes. We also granted Wynnefield Capital the right, subject to certain exceptions, including this rights offering, to purchase a pro rata portion of any new equity securities proposed to be offered or sold by us, for a period expiring on the earlier of the maturity date or the accelerated payment date of the subordinated notes. Pursuant to the note purchase agreement, we have negotiated with Wynnefield Capital the principle terms of a standby purchase agreement pursuant to which Wynnefield Capital (or one or more affiliated assignees) will agree to purchase shares of common stock not otherwise purchased by shareholders in the rights offering pursuant to their basic subscription right and over-subscription privilege, up to a maximum amount of $2.5 million (or 670,241 shares). The standby purchase agreement will provide that the standby purchaser will purchase such shares from us at the same subscription price and upon the same terms as all our other shareholders. We intend to execute the standby purchase agreement with Wynnefield Capital at the time of effectiveness of the registration statement of which this prospectus forms a part and upon the satisfaction of other usual and customary closing conditions. We are not paying Wynnefield Capital any commitment or underwriting fee, or other discount in connection with the rights offering and Wynnefield Capital is not providing any services to us in connection with the rights offering. Pursuant to the standby purchase agreement, we will reimburse Wynnefield Capital for its expenses related to the standby agreement for its legal and due diligence efforts related to the rights offering. To the extent that Wynnefield Capital makes purchases under the standby agreement, the purchase price for exercising the subscription rights will be paid by offsetting against and reducing the principal amount of the subordinated notes held by Wynnefield Capital. We have also agreed in principle to enter the terms of a registration rights agreement with Wynnefield Capital whereby we have agreed, at our cost and expense, to register for resale under the Securities Act, all of the shares of common stock purchased by Wynnefield Capital in the rights offering and which may be acquired upon exercise of the warrants issue to Wynnefield Capital pursuant the note purchase agreement. Pursuant to this registration rights agreement, we will agree to file a registration statement with the SEC within 90 days of closing of the rights offering. Standby Purchase Agreement The following description of the proposed standby purchase agreement with Wynnefield Capital summarizes all of the material terms of the proposed standby purchase agreement. A form of the proposed definitive standby purchase agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. We urge you to carefully read the entire document. For purposes of this discussion, we sometimes refer to Wynnefield Capital (and any affiliated assignee) as the standby purchaser. Conditions to Closing. The standby purchase agreement will provide that the obligations of Wynnefield Capital to complete the purchase of our common stock are subject to satisfaction or waiver of the conditions specified in the standby purchase agreement, including: • The respective representations and warranties of DLH must be true and correct in all material respects as of the date of the standby purchase agreement and as of the closing date of the stock offering;

{N0118338 4 } 38 • Subsequent to the execution and delivery of the standby purchase agreement and prior to the closing date, there must not have been any material adverse effect on DLH (as defined in the agreement); • As of the closing date, there must not have been a market adverse effect (as defined in the standby purchase agreement); • We must have obtained any required federal, state and regulatory approvals for the rights offering on conditions reasonably satisfactory to us; • The prospectus shall contain appropriate disclosure and the rights subscription agreement must provide restrictions that no shareholder shall have the right to purchase in the over subscription privilege an amount in excess of 100% of the number of shares owned by such shareholder on the record date; • DLH shall have executed a registration rights agreement in form and substance satisfactory to Wynnefield Capital providing for the registration for resale under the Securities Act of the shares obtained by Wynnefield Capital in connection with the rights offering; and • As of the closing date, the parties have satisfied the usual and customary closing conditions set forth in the standby purchase agreement, including delivery to the standby purchaser of an opinion of counsel to DLH. Under the standby purchase agreement a “material adverse effect” means an event or occurrence which has a material adverse effect on the financial condition, or on the earnings, financial position, shareholders’ equity, operations, assets, results of operations, regulatory compliance or business of DLH and its subsidiaries taken as a whole; provided that the meaning shall exclude any changes from general economic, industry, market or competitive conditions or changes in laws, rules or regulations generally affecting persons of a similar size in our industry, provided such change does not materially disproportionately affect DLH and its subsidiaries taken as a whole compared to others in the industry. The respective obligations of DLH and Wynnefield Capital to complete the offering to standby purchaser are subject to satisfaction or waiver of the following conditions specified in the standby purchase agreement: • No judgment, injunction, decree, regulatory proceeding or other legal restraint must prohibit, or have the effect of rendering unachievable, the consummation of the rights offering or the sale of stock to the standby purchaser; • The registration statement of which this prospectus forms a part shall have become effective and no stop order suspending the effectiveness of the registration statement may have been issued and no proceeding for that purpose may have been initiated or threatened by the Commission; and • The shares of common stock to be issued by DLH must have been authorized for listing on the Nasdaq Capital Market. Terminating the Standby Purchase Agreement. The standby purchase agreement will provide that it may be terminated at any time prior to the closing date by the standby purchaser by written notice to DLH if there is a material adverse effect or a market adverse effect that is not cured within a cure period of 21 days. The standby purchase agreement may be terminated by DLH or by the standby purchaser by written notice to the other party: • At any time prior to the closing date, if there is a material breach of the agreement by the other party that is not cured within 15 days after the non-breaching party has delivered written notice to the breaching party of the breach;

{N0118338 4 } 39 • At any time after October 30, 2016, unless the closing has occurred prior to such date; and • Consummation of the offering to the standby purchaser is prohibited by law, rule or regulation. The standby purchase agreement will also provide that it may be terminated by DLH in the event it determines that it is not in the best interests of DLH and its shareholders to proceed with the rights offering. Covenants. The standby purchase agreement will provide that the parties agree to certain covenants which are customary for agreements of this nature, including the following:  that, until the earlier of the closing date or the effective date of any termination of the standby purchase agreement, we will not issue any shares of our capital stock, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for our capital, or other agreements or rights to purchase or otherwise acquire our capital stock, except for (i) shares of common stock issuable upon exercise of presently outstanding stock options or other issued and outstanding convertible or derivative securities as of the date hereof and (ii) restricted shares of common stock, options to purchase shares of common stock, or other awards made in the ordinary course of business and as authorized pursuant to its 2016 Omnibus Equity Incentive Plan;  until the earlier of the closing date or any termination of the standby purchase agreement, the standby purchaser and its affiliates shall not acquire any shares of our common stock unless authorized by us;  on the earlier of the closing date and the termination of the standby purchase agreement, other than a termination directly and solely attributable to a material breach by the standby purchaser, we shall reimburse the standby purchaser for all out-of-pocket fees and expenses incurred in connection with the transactions contemplated by the standby purchase agreement, not to exceed $50,000;  we will agree to indemnify and hold harmless the standby purchaser from and against any and all losses, claims, damages, liabilities and expenses, which it may incur as a result of or arising out of or in any way related to the standby purchase agreement, the proposed offering, the use of proceeds or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing; provided, however, that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they have resulted from the bad faith, willful misconduct or gross negligence of such indemnified person; and  we shall solely use the proceeds of the rights offering in accordance with the description set forth in the registration statement of which this prospectus forms a part. Material U.S. Federal Income Tax Consequences For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of subscription rights. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences.” Listing The subscription rights are not transferable, and we will not apply for listing of such rights on the Nasdaq Stock Market. Shares of our common stock are, and we expect that the shares of common stock to be issued in the rights offering will be, traded on the Nasdaq Stock Market under the symbol “DLHC.” The last reported sales price of our common stock on the Nasdaq Stock Market on , 2016 the last practicable date before the filing of this prospectus, was $ . We urge you to obtain a current market price for the shares of our common stock before making any determination with respect to the exercise of your rights.

{N0118338 4 } 40 Outstanding Shares of Common Stock after the Rights Offering As of August , 2016, the last practicable date before the filing of this prospectus, 10,406,547 of our shares of common stock were issued and outstanding and there were no rights to purchase shares of our common stock outstanding. Assuming no other transactions by us involving shares of our common stock, and no options for shares of our common stock are exercised, prior to the expiration of the rights offering, if the rights offering is fully subscribed through the exercise of the subscription rights, then an additional 710,455 of our shares of common stock will be issued and outstanding after the closing of the rights offering, for a total of 11,117,002 shares of common stock outstanding. MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES The following summary describes the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the subscription rights or, if applicable, the over-subscription privilege, acquired through the rights offering and owning and disposing of the shares of common stock received upon exercise of the subscription rights. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its particular circumstances or to holders that may be subject to special tax rules, including, but not limited to, partnerships or other pass-through entities, banks and other financial institutions, tax-exempt entities, employee stock ownership plans, certain former citizens or residents of the United States, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, brokers, traders in securities that have elected to use the mark-to-market method of accounting, persons holding subscription rights or shares of common stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. This summary applies to you only if you are a U.S. holder (as defined below) and receive your subscription rights in the rights offering, and you hold your subscription rights or shares of common stock issued to you upon exercise of the subscription rights or, if applicable, the over-subscription privilege, as capital assets for tax purposes. This summary does not apply to you if you are not a U.S. Holder. We have not sought, and will not seek, a ruling from the IRS regarding the federal income tax consequences of the rights offering or the related share issuances. The following summary does not address the tax consequences of the rights offering or the related share issuance under foreign, state, or local tax laws. You are a U.S. holder if you are a beneficial owner of subscription rights or common stock and you are:  An individual who is a citizen or resident of the United States for U.S. federal income tax purposes;  A corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United Sates, any state thereof or the District of Columbia;  An estate the income of which is subject to U.S. federal income tax regardless of its source; or  A trust (a) if a court within the United States can exercise primary supervision over its administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

{N0118338 4 } 41 If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the common stock received upon exercise of the subscription rights or, if applicable, the over-subscription privilege, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax consequences of receiving and exercising the subscription rights and acquiring, holding or disposing of our common shares. ACCORDINGLY, EACH RECIPIENT OF RIGHTS IN THE RIGHTS OFFERING SHOULD CONSULT THE RECIPIENT’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE RIGHTS OFFERING AND THE RELATED SHARE ISSUANCES THAT MAY RESULT FROM SUCH RECIPIENT’S PARTICULAR CIRCUMSTANCES. Taxation of Subscription Rights Receipt of Subscription Rights Your receipt of subscription rights pursuant to the rights offering should not be treated as a taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes. Under Section 305 of the Code, a stockholder who receives a right to acquire shares will, in certain circumstances, be treated as having received a taxable dividend in an amount equal to the value of such right. A common stockholder who receives a right to acquire shares of common stock generally will be treated as having received a taxable dividend if such stockholder’s proportionate interest in the earnings and profits or assets of the corporation is increased and any other stockholder receives a distribution of cash or other property. For purposes of the above, “stockholder” includes holders of warrants, options and convertible securities. The application of this rule is very complex and subject to uncertainty. We believe, however, that pursuant to Section 305 of the Code and the Treasury Regulations issued thereunder, the receipt of subscription rights should generally not be taxable to a stockholder. Tax Basis in the Subscription Rights If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing shares of common stock on the date you receive the subscription rights, the subscription rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights in proportion to the relative fair market values of the existing shares of common stock and the subscription rights determined on the date of receipt of the subscription rights. If you choose to allocate basis between your existing shares of common stock and the subscription rights, you must make this election on a statement included with your tax return for the taxable year in which you receive the subscription rights. Such an election is irrevocable. However, if the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the subscription rights, then you must allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights you receive in proportion to their fair market values determined on the date you receive the subscription rights. The fair market value of the subscription rights on the date the subscription rights will be distributed is uncertain. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including the trading price thereof. Exercise of Subscription Rights Generally, you will not recognize gain or loss on the exercise of a subscription right. Your tax basis in a new share of common stock acquired when you exercise a subscription right will be equal to your adjusted tax basis in the subscription right, if any, plus the subscription price. The holding period of a share of common stock acquired when you exercise your subscription rights will begin on the date of exercise. Expiration of Subscription Rights If you allow subscription rights received in the rights offering to expire, you should not recognize any gain or loss for U.S. federal income tax purposes, and you should re-allocate any portion of the tax basis in your existing

{N0118338 4 } 42 shares of common stock previously allocated to the subscription rights that have expired to the existing shares of common stock. Consequences if the Rights Offering Is Considered Part of a Disproportionate Distribution If the rights offering is part of a disproportionate distribution, the distribution of subscription rights will be taxable to you as a dividend to the extent that the fair market value of the subscription rights you receive is allocable to our current or accumulated earnings and profits for the taxable year in which the subscription rights are distributed. Dividends received by corporate holders of our common stock are taxable at ordinary corporate tax rates subject to any applicable dividends-received deduction. Subject to the discussion of the additional Medicare tax, below, dividends received by noncorporate holders of our common stock in taxable years beginning on or after January 1, 2013, are taxed at the holder’s capital gain tax rate (a maximum rate of 20%), provided that the holder meets applicable holding period and other requirements. Any distributions in excess of our current and accumulated earnings and profits will be treated as a tax-free return of basis, and any further distributions in excess of your tax basis in our common stock will be treated as gain from the sale or exchange of our common stock. Regardless of whether the distribution of subscription rights is treated as a dividend, as a tax-free return of basis or as gain from the sale or exchange of our common stock, your tax basis in the subscription rights you receive will be their fair market value. If the receipt of subscription rights is taxable to you as described in the previous paragraph and you allow subscription rights received in the rights offering to expire, you should recognize a short-term capital loss equal to your tax basis in the expired subscription rights. Your ability to use any capital loss is subject to certain limitations. You will not recognize any gain or loss upon the exercise of the subscription rights, and the tax basis of the shares of our common stock acquired through exercise of the subscription rights will equal the sum of the subscription price for the shares and your tax basis in the subscription rights. The holding period for the shares of our common stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised. Under recently enacted legislation, certain U.S. holders that are individuals, estates or trusts are subject to an additional 3.8% Medicare tax (the “additional Medicare tax”) on unearned income. For individual U.S. holders, the additional Medicare tax applies to the lesser of (i) “net investment income” and (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer's gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes dividends and capital gains. U.S. holders are urged to consult their tax advisors regarding the implications of the additional Medicare tax. Taxation of Shares of Common Stock Distributions Distributions with respect to shares of common stock acquired upon exercise of subscription rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax- free return of capital to the extent of your adjusted tax basis in such shares of common stock and thereafter as capital gain. We currently do not make any cash distributions on our shares of common stock. Dispositions If you sell or otherwise dispose of the shares of common stock acquired upon exercise of the subscription rights, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the shares of common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for the shares of common stock is more than one year. Long-term capital gain of an individual is generally taxed at favorable rates. The deductibility of capital losses is subject to limitations. Foreign Accounts

Recently enacted legislation may impose withholding taxes on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities after December 31, 2012. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Prospective investors should consult their tax advisors regarding this legislation.

**Health Care and Reconciliation Act of 2010**

On March 30, 2010, President Obama signed into law the Health Care and Reconciliation Act of 2010, which requires certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

**Information Reporting and Backup Withholding**

You may be subject to information reporting and/or backup withholding with respect to dividend payments on or the gross proceeds from the disposition of our common stock acquired through the exercise of subscription rights. Backup withholding may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number ("TIN"), (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly, or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

## MARKET PRICE OF COMMON STOCK AND DIVIDEND POLICY

**Trading Prices**

Our common stock trades on the Nasdaq Capital Market under the symbol "DLHC". The following table sets forth, for the periods indicated, the high and low sales prices for our common stock, as reported on the Nasdaq Stock Market. The market prices set forth below may not be indicative of the future value of our common stock.

| Fiscal Year Ended September 30, 2014 | LOW | HIGH |
|---|---|---|
| 1st Quarter | $ 1.02 | $ 1.74 |
| 2nd Quarter | $ 1.44 | $ 3.50 |
| 3rd Quarter | $ 1.28 | $ 2.48 |
| 4th Quarter | $ 1.74 | $ 2.10 |

| Fiscal Year Ended September 30, 2015 | LOW | HIGH |
|---|---|---|
| 1st Quarter | $ 1.70 | $ 3.65 |
| 2nd Quarter | $ 1.86 | $ 2.50 |
| 3rd Quarter | $ 1.85 | $ 2.79 |
| 4th Quarter | $ 2.25 | $ 3.50 |

{N0118338 4 }

43

{N0118338 4 } 44 Fiscal Year Ending September 30, 2016 LOW HIGH 1st Quarter $ 1.89 $ 4.47 2nd Quarter $ 2.50 $ 4.38 3rd Quarter $ 3.51 $ 5.32 4th Quarter (through July 31, 2016) $ 4.42 $ 5.72 On August , 2016, the last practicable date before the filing of this prospectus, the last reported sales price of our common stock on the Nasdaq Capital Market was $ per share. As of June 29, 2016, there were 149 record holders of our common stock. This number does not include the number of persons or entities that hold stock in nominee or street name through various brokerage firms, banks and other nominee Dividend Policy We have not declared any cash dividends on its common stock since our inception and have no intention of paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings for use in the operation and expansion of our business. DESCRIPTION OF CAPITAL STOCK General Our authorized capital stock, as set forth in our amended and restated certificate of incorporation, consists of 40,000,000 shares of common stock, par value $0.001 per share, and shares of preferred stock, par value of $0.10 per share. As of the date of this prospectus, there were 10,406,547 shares of common stock issued and outstanding. All of our existing stock is, and the shares of common stock being offered by us in this offering will be, upon payment therefore, validly issued, fully paid and non-assessable. This discussion set forth below describes the material terms of our capital stock, restated certificate of incorporation and amended and restated bylaws as will be in effect upon completion of this offering. Common Stock The holders of our common stock are entitled to dividends as our board of directors may declare from funds legally available therefor, subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by shareholders. For the purposes of a shareholder meeting a majority of the outstanding shares of our common stock constitutes a quorum. Our certificate of incorporation does not provide for cumulative voting in connection with the election of directors, and accordingly, holders of more than 50% of the shares voting will be able to elect all of the directors. No holder of our common stock will have any preemptive right to subscribe for any shares of capital stock issued in the future. Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets remaining after payment of creditors and subject to prior distribution rights of our preferred stock, if any. Preferred Stock Our certificate of incorporation authorizes the issuance of shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. We do not have any issued or authorized shares or classes of preferred stock as of the date of this prospectus. No shares of preferred stock are being issued or registered in this offering, and no shares of preferred stock will be outstanding upon the completion of this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. Any preferred stock that we issue could be utilized as a method of discouraging, delaying or preventing a change in control of us. Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation, Bylaws and New Jersey Law

{N0118338 4 } 45 The following is a description of certain provisions of the New Jersey Business Corporation Act, our amended and restated certificate of incorporation and bylaws. This summary is not complete and is qualified in its entirety by reference to the New Jersey Business Corporation Act, our certificate of incorporation and bylaws. The New Jersey Shareholders’ Protection Act We are subject to the New Jersey Shareholders’ Protection Act, Section 14A:10A of the New Jersey Business Corporation Act. Subject to certain qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years from the date the stockholder acquires the corporation’s stock unless the corporation’s board of directors approved the combination prior to the stockholder becoming an interested stockholder. In addition, but not in limitation of the five-year restriction, if applicable, corporations covered by the New Jersey statute may not engage at any time in a business combination with any interested stockholder unless (i) the combination is approved by the board of directors prior to the interested stockholder’s stock acquisition date, (ii) the combination receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested stockholder at a meeting called for such purpose or (iii) the combination meets minimum financial terms specified by the statute. An “interested stockholder” is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation or any affiliate or associate of the corporation who within the prior five year period has at any time directly or indirectly owned 10% or more of the voting power of the then outstanding stock of the corporation. The term “business combination” is defined broadly to include, among other things:  the merger or consolidation of the corporation with the interested stockholder or any corporation that is or after the merger or consolidation would be an affiliate or associate of the interested stockholder,  the sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested stockholder or any affiliate or associate of the interested stockholder who has 10% or more of the corporation’s assets, or  the issuance or transfer to an interested stockholder or any affiliate or associate of the interested stockholder of 5% or more of the aggregate market value of the outstanding stock of the corporation. The effect of the statute is to protect non-tendering, post-acquisition minority shareholders from mergers in which they will be “squeezed out” after the merger, by prohibiting transactions in which an acquirer could favor itself at the expense of minority shareholders. The statute generally applies to corporations that are organized under New Jersey law but includes exceptions applicable where the corporation does not have its principal executive offices or significant business operations located in New Jersey. Certificate of Incorporation and Bylaws Provisions of our amended and restated certificate of incorporation and bylaws could have anti-takeover effects. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our corporate policies formulated by our board of directors. In addition, these provisions also are intended to ensure that our board of directors will have sufficient time to act in what our board of directors believes to be in the best interests of us and our shareholders. These provisions also are designed to reduce our vulnerability to an unsolicited proposal for our takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of us. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, these provisions could delay or frustrate the removal of incumbent directors or the assumption of control of us by the holder of a large block of common stock, and could also discourage or make more difficult a merger, tender offer, or proxy contest, even if such event would be favorable to the interest of our shareholders. Indemnification. We have included in our amended and restated certificate of incorporation and bylaws provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the New Jersey Business Corporation Act and (ii) indemnify our

{N0118338 4 } 46 directors and officers to the fullest extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. Preferred Stock and Additional Common Stock. Under our amended and restated certificate of incorporation our board has the authority to provide by resolution for the issuance of shares of one or more series of preferred stock and to determine the terms and conditions of such shares. The availability of undesignated preferred stock and additional shares of common stock could facilitate certain transactions and provide a means for meeting other corporate needs which might arise. The authorized shares of our preferred stock and additional common stock will be available for issuance without further action by our shareholders, unless shareholder action is required by applicable law or the rules of any stock exchange on which any series of our stock may then be listed, or except as may be provided in the terms of any preferred stock created by resolution of our board. These provisions give our board the power to approve the issuance of a series of preferred stock, or additional shares of common stock, that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of new shares of preferred stock might impede a business combination if the terms of those shares include voting rights which would enable a holder to block business combinations or, alternatively, might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied. No shares of preferred stock are being issued or registered in this offering and although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. Amendments to Bylaws. Our bylaws are subject to amendment, alteration or repeal either by (i) our board of directors without the assent or vote of our shareholders or (ii) the affirmative vote of the holders of not less than a majority of the outstanding shares of voting securities. Transfer Agent and Registrar The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company and its telephone number is (212) 509-4000. PLAN OF DISTRIBUTION On or about , 2016, we will distribute the rights, rights certificates, and copies of this prospectus to individuals who owned shares of common stock on August 19, 2016. If you wish to exercise your rights and purchase shares of common stock, you should complete the rights certificate and return it with payment for the shares, to the subscription agent Continental Stock Transfer & Trust Co., at the following address: Continental Stock Transfer & Trust Co. Attn: Corporate Actions Department 17 Battery Place – 8th Floor New York, NY 10004 For more information, see the section of this prospectus entitled “The Rights Offering.” If you have any questions, you should contact the Information Agent, Attn: Corporate Actions Department at (917) 262-2378. We do not know of any existing agreements between any stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the common stock underlying the rights. LEGAL MATTERS Certain legal matters in connection with any offering of securities by this prospectus will be passed upon for us by Becker & Poliakoff LLP. Principals of Becker & Poliakoff LLP own shares of our common stock and will be eligible to participate in the rights offering upon the same terms and conditions as other beneficial owners of our common stock.

{N0118338 4 } 47 EXPERTS The financial statements of DLH Holdings Corp. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2015, have been so incorporated in reliance on the report of Withum Smith + Brown, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The financial statements of Danya International LLC incorporated in this prospectus by reference to the Amendment No. 1 to Current Report on Form 8-K filed by DLH Holdings Corp. on June 30, 2016, have been so incorporated in reliance on the report of Aronson & Company, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. WHERE YOU CAN FIND MORE INFORMATION This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement in accordance with the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or website. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information. We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, along with the registration statement, including the exhibits and schedules thereto, may be inspected at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Copies of such material can be obtained from the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov. We also maintain an Internet website at www.dlhcorp.com which can be used to access free of charge, through the investor relations section, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with or furnish it to the SEC and all such reports of ours going forward. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus, and you should not consider it to be a part of this prospectus. We have appointed Continental Stock Transfer & Trust Company as the information agent for the rights offering. Any questions regarding the DLH rights offering or requests for additional copies of documents may be directed to Continental Stock Transfer & Trust Company, Attn: Corporate Actions Department at (917) 262-2378, Monday through Friday (except bank holidays), between 9:00 a.m. and 6:00 p.m., New York time. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus:  our Annual Report on Form 10-K for the year ended September 30, 2015;  our Quarterly Report on Form 10-Q for the quarter ended December 31, 2015;  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016;  our Proxy Statement filed with the SEC on January 15, 2016;

{N0118338 4 } 48  our Current Reports on Form 8-K or Form 8-K/A (other than information contained in Current Reports on Form 8-K that is furnished, but not filed) dated January 15, 2016, March 1, 2016, May 3, 2016, May 6, 2016 and June 30, 2016; and  Form 8-A filed on April 27, 1990. We are also incorporating by reference any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the common stock to which this prospectus relates has been sold or the offering is otherwise terminated, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or in any other filing where we indicate that such information is being furnished and not “filed” under the Exchange Act, is not deemed to be filed and not incorporated by reference herein. A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of any or all of the information incorporated by reference into this prospectus, at no cost, by writing or telephoning us at the following address: DLH Holdings Corp. Chief Financial Officer 3565 Piedmont Road, NE Building 3- Suite 700 Atlanta, GA 30305 (678) 935-1520 Copies of these filings are also available at no cost on our website, www.dlhcorp.com or from the SEC through the SEC’s website at the web address provided under the heading “Where You Can Find More Information.” Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

{N0118338 4 } II - 1 PART II INFORMATION NOT REQUIRED IN PROSPECTUS Item 14. Other Expenses of Issuance and Distribution. The following table sets forth an estimate of the fees and expenses relating to the offering of the securities being registered hereby, all of which shall be borne by DLH Holdings Corp. All of such fees and expenses, except for the SEC registration fee, are estimated: SEC registration fee $ 266.85 Legal fees and expenses * $ 110,000.00 Printing fees and expenses * $ 12,500.00 Accounting fees and expenses * $ 5,000.00 Subscription and information agent fees and expenses * $ 15,000.00 Miscellaneous fees and expenses * $ 5,000.00 Total $ 147,766.85 * Estimated Item 15. Indemnification of Directors and Officers. Our By-Laws require us to indemnify, to the full extent authorized by Section 14A:3-5 of the New Jersey Business Corporation Act, any person with respect to any civil, criminal, administrative or investigative action or proceeding instituted or threatened by reason of the fact that he, his testator or intestate is or was a director, officer or employee of our company or any predecessor of our company is or was serving at the request of our company or a predecessor of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Section 14A:3-5 of the New Jersey Business Corporation Act authorized the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable for negligence or misconduct, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful. In accordance with Section 14A:2-7 of the New Jersey Business Corporation Act, our Certificate of Incorporation eliminates the personal liability of officers and directors to our company and to stockholders for monetary damage for violation of a director's duty owed to our company or our shareholders, under certain circumstances. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, our company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable. Item 16. List of Exhibits. Exhibit Number Description 2.1 Equity Purchase Agreement among the Company, Danya International LLC, DI Holdings, Inc. and the owners named therein (Exhibit 2.1 to Current Report on Form 8-K dated May 6, 2016).

{N0118338 4 } II - 2 4.1 Specimen of the Common Stock Certificate (Exhibit 4.1 to Registration Statement on Form S- 18, File No. 33-46246-NY). 4.2 Form of Term Note issued pursuant to the Loan Agreement (Exhibit 4.1 to Current Report on Form 8-K dated May 6, 2016). 4.3 Form of Revolving Credit Note issued pursuant to the Loan Agreement (Exhibit 4.2 to Current Report on Form 8-K dated May 6, 2016). 4.4 Form of Subordinated Promissory Note issued to Subordinated Lenders (Exhibit 4.3 to Current Report on Form 8-K dated May 6, 2016). 4.5 Form of Warrant issued to Subordinated Lenders (Exhibit 4.4 to Current Report on Form 8-K dated May 6, 2016). 4.6 Form of Subscription Rights Certificate. * 4.7 Form of Subscription Agent Agreement by and between DLH Holdings Corp. and Continental Stock Transfer & Trust Company. * 5.1 Opinion of Becker & Poliakoff, LLP. * 10.1 Note Purchase Agreement among the Company and the Subordinated Lenders named therein (Exhibit 10.1 to Current Report on Form 8-K dated May 6, 2016). 10.2 Form of Standby Purchase Agreement between DLH Holdings Corp. and Wynnefield Capital, Inc. and affiliates.* 10.3 Form of Registration Rights Agreement between DLH Holdings Corp. and Wynnefield Capital, Inc. and affiliates.* 23.1 Consent of WithumSmith+Brown, PC.* 23.2 Consent of Aronson & Company, LLP. * 23.3 Consent of Becker & Poliakoff, LLP (included a part of Exhibit 5.1).* 24 Power of Attorney (previously filed and included on signature page to the initial filing of this Registration Statement). 99.1 Form of Instructions as to use of Subscription Rights Certificates. * 99.2 Form of Notice of Guaranteed Delivery. * 99.3 Form of Letter to Stockholders who are Record Holders. * 99.4 Form of Letter to Nominee Holders Whose Clients Are Beneficial Holders. * 99.5 Form of Letter to Clients of Nominee Holders. * 99.6 Form of Beneficial Owner Election Form. * 99.7 Form of Nominee Holder Certification.* 99.8 Form of Notice of Tax Information.*

{N0118338 4 } II - 3 * Exhibits designated with an asterisk are filed herewith. Item 17. Undertakings. The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent, no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement. (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. (4) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use. (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

{N0118338 4 } II - 4 (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in “Item 15. Indemnification of Directors and Officers” above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against, such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

**SIGNATURES**

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on August 10, 2016.

DLH HOLDINGS CORP.

By:/s/ Kathryn M. JohnBull
Kathryn M. JohnBull
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

| NAME | TITLE | DATE |
|---|---|---|
| * <br>Zachary C. Parker | Chief Executive Officer and President (Principal Executive Officer) | August 10, 2016 |
| * <br>Frederick G. Wasserman | Chairman of the Board | August 10, 2016 |
| * <br>William H. Alderman | Director | August 10, 2016 |
| * <br>Martin J. Delaney | Director | August 10, 2016 |
| * <br>Elder Granger | Director | August 10, 2016 |
| * <br>Frances M. Murphy | Director | August 10, 2016 |
| * <br>Austin J. Yerks III | Director | August 10, 2016 |
| /s/ Kathryn M. JohnBull <br>Kathryn M. JohnBull | Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer) | August 10, 2016 |

* By: /s/ Kathryn M. JohnBull
Kathryn M. JohnBull
Attorney-in-Fact

{N0118338 4 }

II - 5

{N0118338 4 } II - 6 EXHIBIT INDEX Exhibit Number Description 2.1 Equity Purchase Agreement among the Company, Danya International LLC, DI Holdings, Inc. and the owners named therein (Exhibit 2.1 to Current Report on Form 8-K dated May 6, 2016). 4.1 Specimen of the Common Stock Certificate (Exhibit 4.1 to Registration Statement on Form S- 18, File No. 33-46246-NY). 4.2 Form of Term Note issued pursuant to the Loan Agreement (Exhibit 4.1 to Current Report on Form 8-K dated May 6, 2016). 4.3 Form of Revolving Credit Note issued pursuant to the Loan Agreement (Exhibit 4.2 to Current Report on Form 8-K dated May 6, 2016). 4.4 Form of Subordinated Promissory Note issued to Subordinated Lenders (Exhibit 4.3 to Current Report on Form 8-K dated May 6, 2016). 4.5 Form of Warrant issued to Subordinated Lenders (Exhibit 4.4 to Current Report on Form 8-K dated May 6, 2016). 4.6 Form of Subscription Rights Certificate. * 4.7 Form of Subscription Agent Agreement by and between DLH Holdings Corp. and Continental Stock Transfer & Trust Company. * 5.1 Opinion of Becker & Poliakoff, LLP. * 10.1 Note Purchase Agreement among the Company and the Subordinated Lenders named therein (Exhibit 10.1 to Current Report on Form 8-K dated May 6, 2016). 10.2 Form of Standby Purchase Agreement between DLH Holdings Corp. and Wynnefield Capital, Inc. and affiliates.* 10.3 Form of Registration Rights Agreement between DLH Holdings Corp. and Wynnefield Capital, Inc. and affiliates.* 23.1 Consent of WithumSmith+Brown, PC.* 23.2 Consent of Aronson & Company, LLP. * 23.3 Consent of Becker & Poliakoff, LLP (included a part of Exhibit 5.1).* 24 Power of Attorney (previously filed and included on signature page to the initial filing of this Registration Statement). 99.1 Form of Instructions as to use of Subscription Rights Certificates. * 99.2 Form of Notice of Guaranteed Delivery. * 99.3 Form of Letter to Stockholders who are Record Holders. * 99.4 Form of Letter to Nominee Holders Whose Clients Are Beneficial Holders. * 99.5 Form of Letter to Clients of Nominee Holders. *

{N0118338 4 } II - 7 99.6 Form of Beneficial Owner Election Form. * 99.7 Form of Nominee Holder Certification. * 99.8 Form of Notice of Tax Information. * * Exhibits designated with an asterisk are filed herewith.